    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 1996

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              ACCESS BEYOND, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

        Delaware                             3661                            52-1987873
    (STATE OR OTHER              (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
     JURISDICTION OF             CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)
                                                               Richard D. Rose
                                                    Chief Financial Officer and Secretary
          1300 Quince Orchard Blvd.                       1300 Quince Orchard Blvd.
           Gaithersburg, MD. 20878                         Gaithersburg, MD. 20878
               (301) 921-8600                                  (301) 921-8600
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE       (NAME, ADDRESS, INCLUDING ZIP CODE, AND
        NUMBER, INCLUDING AREA CODE, OF           TELEPHONE NUMBER, INCLUDING AREA CODE, OF
  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                  AGENT FOR SERVICE)

                            ------------------------
                                    Copy to:
                                  Irv Berliner
                                Douglas E. Haas
                 Benesch, Friedlander, Coplan & Aronoff P.L.L.
                            2300 BP America Building
                               200 Public Square
                             Cleveland, Ohio 44114
                                 (216) 363-4500
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this registration statement becomes effective.
                            ------------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /
                            ------------------------
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /
                            ------------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /
                            ------------------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                                                  PROPOSED MAXIMUM
                                                                     AGGREGATE          AMOUNT OF
         TITLE OF EACH CLASS OF                 AMOUNT TO             OFFERING        REGISTRATION
      SECURITIES TO BE REGISTERED            BE REGISTERED(1)       PRICE(1)(2)            FEE
- ---------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share.................................    11,993,000 shares       $24,675,000         $8,509.00
- ---------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(1) Based upon the maximum number of shares of Common Stock of Access Beyond, Inc. (the "Company") estimated to be distributed to the stockholders of Penril DataComm Networks, Inc. ("Penril"). No consideration will be paid by Penril's stockholders for the securities.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. Represents the estimated book value of the Company as of April 30, 1996.
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD, NOR MAY OFFERS TO BUY BE ACCEPTED, PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 23, 1996

                                             SHARES

                              ACCESS BEYOND, INC.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

     This Prospectus is being furnished by Penril DataComm Networks, Inc. ("Penril") in connection with the distribution in the form of a dividend (the "Distribution") by Penril to holders of record of its Common Stock, par value
$.01 per share ("Penril Stock") as of the close of business on             ,
1996 (the "Record Date") (which is expected to be immediately prior to the closing of the merger described below) of all of the outstanding shares of Common Stock, par value $.01 per share ("Company Stock"), of its subsidiary, Access Beyond, Inc. (the "Company"). The Company will operate all businesses owned by Penril immediately prior to the Distribution other than Penril's modem business.

     The Distribution will be made beginning on or about the Distribution Date (defined below) to holders of record of Penril Stock as of the Record Date on the basis of one share of Company Stock for every one share of Penril Stock
held. The Distribution will be effective on or about             , 1996 (the
"Distribution Date"). The Distribution is being undertaken in connection with, and the consummation of the Distribution is conditioned upon the consummation of, the merger of Penril with a subsidiary of Bay Networks, Inc. ("Bay") whereby Penril stockholders will receive shares of common stock of Bay in exchange for their Penril Stock (the "Merger"). No consideration will be required to be paid by Penril stockholders for the shares of Company Stock to be received in the Distribution. Although Penril is separately seeking approval by Penril stockholders of the Merger and the Distribution, no additional action will be required to be taken by Penril stockholders in order to receive the shares of Company Stock. Neither Penril nor the Company will receive any proceeds from the Distribution. Company Stock will be traded on the Nasdaq National Market under the symbol "ACCB".

     PENRIL STOCKHOLDERS WHO WILL RECEIVE SHARES OF COMPANY STOCK IN THE DISTRIBUTION SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY SUCH STATE SECURITIES COMMISSION PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
     THE CONTRARY IS A CRIMINAL OFFENSE.

     Stockholders of Penril with inquiries related to the Distribution should contact Penril's Stockholder Relations Department, 1300 Quince Orchard Boulevard, Gaithersburg, Maryland 20878. After the Distribution Date, stockholders of the Company with inquiries related to the Distribution should contact the Company or its transfer agent.

               THE DATE OF THIS PROSPECTUS IS             , 1996.

     Through                  , 1996, all dealers effecting transactions in the
securities offered hereby may be required to deliver a copy of this Prospectus. This is in addition to the obligations of the Company to deliver this Prospectus at the time of the initial distribution of the securities.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy the securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION
     The Company has filed a registration statement on Form S-1 ("Form S-1") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Company Stock being received by Penril stockholders in the Distribution. This Prospectus does not contain all of the information set forth in the Form S-1 and the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Form S-1, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Form S-1 and the exhibits and schedules thereto filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can also be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's web site can be accessed at http://www.sec.gov. It is anticipated that Company Stock will also be quoted on The Nasdaq Stock Market ("Nasdaq"). Following the Distribution, such reports, proxy statements and other information to be filed by the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company intends to furnish to holders of Company Stock each fiscal year an annual report which contains consolidated financial statements prepared in accordance with United States generally accepted accounting principles and audited and reported on, with an opinion expressed by, an independent public accounting firm, and such other reports as may be required by law.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     ELECTRO-METRICS, TECHNIPOWER, ACCESS BEYOND, CONSTANT POWER, MULTIVERTER, FORSITE, MUX/ROUTER AND SUNUPS ARE THE UNITED STATES TRADEMARKS, TRADENAMES AND SERVICEMARKS OWNED BY THE COMPANY. THE FOREIGN TRADEMARKS, TRADENAMES AND SERVICE MARKS OWNED BY THE COMPANY INCLUDE TECHNIPOWER IN FRANCE, THE UNITED KINGDOM AND ITALY. THIS PROSPECTUS MAY ALSO INCLUDE TRADEMARKS, TRADENAMES AND SERVICEMARKS WHICH ARE PROPERTY OF THEIR RESPECTIVE OWNERS.

     THIS PROSPECTUS MAY CONTAIN ESTIMATES, PROJECTIONS AND OTHER FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE SUBJECT TO CERTAIN RISKS, TRENDS AND OTHER UNCERTAINTIES, INCLUDING THOSE DISCUSSED IN THIS PROSPECTUS THAT COULD CAUSE ACTUAL RESULTS TO VARY FROM THOSE PROJECTED. STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ONLY ON CURRENT JUDGMENTS AND CURRENT KNOWLEDGE.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
AVAILABLE INFORMATION.................................................................     2
SUMMARY...............................................................................     5
     Access Beyond, Inc...............................................................     5
     Transactions.....................................................................     5
     The Distribution.................................................................     6
     Summary Consolidated Financial Data..............................................     7
RISK FACTORS..........................................................................     9
     Stand Alone Company..............................................................     9
     Absence of Trading Market for Company Stock......................................     9
     Dependence on Key Management.....................................................     9
     Technological Changes............................................................     9
     Competition......................................................................    10
     Product Protection and Intellectual Property.....................................    10
     Certain Antitakeover Effects.....................................................    10
     Important Considerations Related to Forward-Looking Statements...................    10
     Dividends........................................................................    11
     Certain Tax Considerations.......................................................    11
     Relationship with Penril.........................................................    11
THE DISTRIBUTION......................................................................    11
     Background of the Transfer and the Distribution..................................    11
     Manner of Effecting the Distribution.............................................    12
     Listing and Trading of Company Stock.............................................    12
     Certain Federal Income Tax Consequences of the Distribution......................    13
     Certain Consequences of the Distribution.........................................    14
     Reason for Furnishing this Prospectus............................................    14
CAPITALIZATION........................................................................    15
SELECTED CONSOLIDATED PROFORMA FINANCIAL DATA.........................................    16
     Proforma Balance Sheet...........................................................    16
     Proforma Consolidated Statements of Operations...................................    18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF PENRIL AND THE COMPANY...........................................................    20
     Results of Operations............................................................    20
     Liquidity........................................................................    23
BUSINESS..............................................................................    24
     General..........................................................................    24
     Products.........................................................................    24
     Discontinued Operations..........................................................    25
     Suppliers........................................................................    26
     Patents, Copyrights And Licenses.................................................    26
     Backlog..........................................................................    26
     Competition......................................................................    27
     Sales and Marketing..............................................................    27
     Customer Support, Service and Warranty...........................................    27
     Research and Development.........................................................    27
     Properties.......................................................................    27
     Employees........................................................................    28
     Legal Proceedings................................................................    28

                                                                                         PAGE
                                                                                         ----
MANAGEMENT............................................................................    29
     Directors and Executive Officers.................................................    29
     Committees of the Board of Directors.............................................    31
     Compensation of Directors........................................................    32
     Executive Compensation...........................................................    32
     Employment and Consulting Agreements.............................................    33
     Penril Benefit Plans.............................................................    34
     Company Benefit Plans............................................................    37
SECURITY OWNERSHIP....................................................................    39
DESCRIPTION OF CAPITAL STOCK..........................................................    41
     Authorized Capital Stock.........................................................    41
     Company Stock....................................................................    41
     Preferred Stock..................................................................    42
     Antitakeover Provisions of the Company Certificate and Company By-laws...........    42
COMPARISON OF RIGHTS OF STOCKHOLDERS OF THE COMPANY AND PENRIL........................    45
     Business Combinations............................................................    45
     Amendments to Charters...........................................................    45
     Amendments to By-laws............................................................    46
     Redemption of Capital Stock......................................................    46
     Stockholder Action...............................................................    46
     Special Stockholder Meetings.....................................................    47
     Number and Election of Directors.................................................    47
     Antitakeover Provisions..........................................................    47
LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY................    48
     General..........................................................................    48
     Elimination of Liability in Certain Circumstances................................    48
     Indemnification and Insurance....................................................    48
CERTAIN TRANSACTIONS..................................................................    50
     Distribution Agreement...........................................................    50
     Development and License Agreement................................................    51
     Technology License Agreement.....................................................    51
     Sublease Agreement...............................................................    51
     Transitional Services Agreement..................................................    51
     Indemnification Agreement........................................................    52
LEGAL MATTERS.........................................................................    52
EXPERTS...............................................................................    52

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus and is qualified by the more detailed information set forth elsewhere in this Prospectus which should be read in its entirety. Unless the context otherwise indicates, all references to the operations of the Company in this Prospectus shall include the operations of the Remote Access Business (as hereinafter defined) by Penril prior to the Distribution and assumes that the actions set forth under "The Distribution" have taken place. Capitalized terms used in this Summary but not defined in this Summary have the respective meanings ascribed to them elsewhere in this Prospectus.

                              ACCESS BEYOND, INC.

     The Company is a wholly owned subsidiary of Penril, organized by Penril for the sole purpose of effecting the Distribution and the Merger. The Company was incorporated on July 23, 1996. The mailing address of the Company's principal executive offices is currently 1300 Quince Orchard Boulevard, Gaithersburg, Maryland 20878, and the phone number is (301) 921-8600.

                                  TRANSACTIONS

     Penril has entered into a Plan and Agreement of Merger dated as of June 16, 1996, as amended on August 5, 1996 (the "Merger Agreement") among Penril, Bay and a subsidiary of Bay, pursuant to which, upon the terms and subject to the conditions set forth therein, Penril will be merged with and into the subsidiary
of Bay. On             , 1996, the Board of Directors of Penril declared a
distribution in the form of a dividend to holders of Penril Stock, as of the close of business on the Record Date, on the basis of one share of Company Stock for each share of Penril Stock held on the Record Date. The shares to be distributed will constitute all of the issued and outstanding shares of Company Stock immediately following the Distribution. Following the Distribution, the Company will be an independent company and the Company Stock will be publicly traded on Nasdaq. See "The Distribution" and "Description of Capital Stock." The Distribution is intended to be tax-free to Penril stockholders for federal income tax purposes.

     Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each issued and outstanding share of Penril Stock (other than shares of Penril Stock that are owned by Penril as treasury stock and other than any shares of Penril Stock that are owned beneficially by Bay or any wholly owned subsidiary of Bay, which will be automatically cancelled without consideration) will be converted into the number of shares of common stock, par value $.01 per share, of Bay (the "Bay Stock") equal to a specified ratio determined by dividing $10 by the average closing price for Bay Stock for a specified period prior to the Effective Time, as described under "The Merger Agreement -- The Merger" in the Proxy Statement/Prospectus of Penril and Bay (the "Proxy Statement/Prospectus") to which this Prospectus is Annex II.

     Immediately prior to the Distribution, Penril will transfer (the "Transfer") to the Company substantially all of its assets and liabilities other than assets and liabilities related to Penril's modem business (the "Modem Business"). In addition, the Company and Penril have agreed to indemnify each other after the Distribution with respect to certain losses, damages, claims and liabilities arising primarily from their respective businesses. See "Certain Transactions -- Indemnification Agreement".

     The foregoing is a brief summary of certain terms of the Merger affecting Penril. A more complete description of the Merger and the Merger Agreement may be found in the Proxy Statement/Prospectus. The Distribution Agreement between Penril and the Company is more fully described herein under "Certain Transactions -- Distribution Agreement".


                                THE DISTRIBUTION


Distributing Company.................. Penril DataComm Networks, Inc., a Delaware corporation
                                       ("Penril").
Distributed Company................... Access Beyond, Inc., a Delaware corporation (the "Com-
                                       pany"). The Company will engage in the development and
                                       marketing of network access devices which enable
                                       local, remote or mobile users to access network
                                       resources located at remote sites, central sites or
                                       any other point in the network (the "Remote Access
                                       Business"). In addition, Penril is currently in the
                                       process of selling two subsidiaries, Technipower, Inc.
                                       ("Technipower"), a manufacturer of uninterruptible
                                       power supplies and power regulating equipment, and
                                       Electro-Metrics, Inc. ("EMI"), a manufacturer of
                                       sophisticated high frequency instrumentation
                                       equipment. In the event Technipower or EMI is not sold
                                       prior to the Transfer, the assets and liabilities of
                                       the unsold subsidiary will be transferred to the
                                       Company as part of the Transfer. See
                                       "Business -- Discontinued Operations."
Shares to be Distributed.............. shares of Company Stock based on                shares
                                       of Penril Stock outstanding on the Record Date. See
                                       "Description of Capital Stock". Such shares will
                                       constitute all of the issued and outstanding shares of
                                       Company Stock immediately following the Distribution.
Distribution Ratio.................... One share of Company Stock for each share of Penril
                                       Stock held on the Record Date. See "The
                                       Distribution -- Manner of Effecting the Distribution."
Risk Factors.......................... Stockholders should consider certain factors discussed under the heading "Risk Factors" beginning on page 9.
Relationship with Penril
  After the Distribution.............. As of the Distribution Date, the Company and Penril
                                       will enter into several agreements to define their
                                       ongoing relationships. These agreements relate to the
                                       provision of certain administrative services by the
                                       Company to Penril, the license of certain trademarks,
                                       trade names and service marks for use in the business
                                       of the Company, indemnification for various claims and
                                       development of certain technology.

Federal Income Tax Consequences....... The Board of Directors of Penril has received an opinion from its tax counsel to the effect that, on
                                       the basis of the facts, representations and
                                       assumptions set forth in the opinion, for federal
                                       income tax purposes, it is more likely than not that
                                       (i) the Distribution will qualify as a tax-free
                                       spin-off pursuant to Section 355 of the Internal
                                       Revenue Code of 1986, as amended (the "Code") and (ii)
                                       the Merger will qualify as a reorganization within the
                                       meaning of Section 368(a)(1)(B) of the Code. If the
                                       tax-free nature of the Merger in invalidated, it would
                                       reduce the likelihood that the Distribution will
                                       qualify as a tax- free spin-off pursuant to Section
                                       355 of the Code. No ruling from the Internal Revenue
                                       Service ("IRS") has been or will be sought with
                                       respect to any aspect of the Distribution. For a more
                                       detailed discussion of the federal income tax conse-
                                       quences of the Distribution to the Penril
                                       stockholders, see "Risk Factors -- Certain Tax
                                       Considerations" and "The Distribution -- Certain
                                       Federal Income Tax Consequences of the Distribution."
Post-Distribution Dividend Policies... The Company does not anticipate paying dividends for the foreseeable future.
Company Stock Listing................. The Company will be traded on Nasdaq under the symbol
                                       "ACCB."
Record Date........................... The Record Date is             , 1996.
Distribution Agent, Transfer Agent
  and Registrar....................... Continental Stock Transfer & Trust Company
Distribution Date..................... The Distribution Date will be on or about
                                         , 1996. As soon as practicable thereafter, Penril
                                       will commence mailing certificates representing shares
                                       of Company Stock. Holders of Penril Stock will not be
                                       required to make any payment or take any action,
                                       including tendering stock certificates, in order to
                                       receive Company Stock. See "The Distribution -- Manner
                                       of Effecting the Distribution."


                      SUMMARY CONSOLIDATED FINANCIAL DATA


     The following Summary Consolidated Financial Data of Penril should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Penril and the Company" included elsewhere herein and Penril's consolidated financial statements and the notes thereto included herein. The statement of operations data for the years ended July 31, 1995, 1994, 1993, 1992 and 1991 and the balance sheet data as of the same dates have been derived from the audited consolidated financial statements of Penril after giving effect to the anticipated treatment of EMI as a discontinued operation. The statement of operations data for the nine months ended April 30, 1996 and 1995 and the balance sheet data as of the same dates have been derived from unaudited consolidated financial statements of Penril after giving effect to the anticipated treatment of EMI as a discontinued operation, which statements, in the opinion of Penril's management include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of Penril's financial position and results of operations for such period. Operating results for the nine month periods are not necessarily indicative of the results that may be expected for the entire year or any future periods.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   NINE MONTHS
                                 ENDED APRIL 30,                  FISCAL YEAR ENDED JULY 31,
                                ------------------    ---------------------------------------------------
                                 1996       1995       1995       1994       1993       1992       1991
                                -------    -------    -------    -------    -------    -------    -------
PENRIL -- HISTORICAL
  STATEMENT OF OPERATIONS
  DATA(1):
Net Revenues(2)..............   $26,320    $38,861    $52,611    $61,838    $44,108    $32,966    $39,200
Net income (loss)
  Continuing operations......    (8,764)    (2,674)    (4,614)     2,344      1,027        188      6,242
  Discontinued operations....       156     (1,136)    (1,661)      (828)      (896)       906        676
Loss on disposal of
  discontinued operations....        --         --     (1,400)        --         --         --         --
Earnings (Loss) per share
  Continuing operations......     (0.98)     (0.35)     (0.62)      0.30       0.15       0.03       0.89
  Discontinued operations....      0.02      (0.15)     (0.22)     (0.11)     (0.13)      0.13       0.10
  Loss on disposal...........        --         --      (0.19)        --         --         --         --
Cash dividends per share.....        --         --         --       0.02         --       0.02         --
PENRIL -- HISTORICAL BALANCE
  SHEET DATA (1):
Total assets(3)..............   $40,828    $47,746    $44,388    $51,061    $49,178    $28,689    $32,962
Long-term debt...............     1,357      6,768      5,681      8,890     10,217      1,875      5,196
Shareholders' equity.........    27,117     25,563     21,723     28,580     27,501     22,177     20,901

- ---------------

(1) Penril anticipates that as of July 31, 1996, EMI (Penril's wholly-owned subsidiary) will be classified as a discontinued operation. A formal measurement date is expected to be determined and consequently the previously reported financial statement data have been restated to reflect EMI as a discontinued operation. Technipower has previously been reported as a discontinued operation.

(2) Included in net revenues are the following net revenues relating to the Modem Business:

                                   NINE MONTHS
                                 ENDED APRIL 30,                  FISCAL YEAR ENDED JULY 31,
                                ------------------    ---------------------------------------------------
                                 1996       1995       1995       1994       1993       1992       1991
                                -------    -------    -------    -------    -------    -------    -------
    Net revenues.............   $10,884    $13,995    $18,974    $22,828    $21,768    $16,789    $22,760

(3) Included in total assets are the following net assets relating to the discontinued operations (Technipower and EMI):

                                   NINE MONTHS
                                 ENDED APRIL 30,                  FISCAL YEAR ENDED JULY 31,
                                ------------------    ---------------------------------------------------
                                 1996       1995       1995       1994       1993       1992       1991
                                -------    -------    -------    -------    -------    -------    -------
    Net assets...............   $ 6,501    $ 6,518    $ 5,145    $ 6,830    $ 7,299    $ 6,883    $ 6,089

                                  RISK FACTORS

     Holders of Penril Stock should be aware that the Distribution and ownership of Company Stock involves certain risks, including those described below, which could adversely affect the value of their holdings of Company Stock. Neither Penril nor the Company makes, nor have they authorized any other person to make, any representation about the future market value of Company Stock.

STAND ALONE COMPANY

     The Company was recently incorporated for the purpose of effecting the Distribution and the Merger and, as a corporation, does not have any operating history. However, the Remote Access Business, as conducted by Penril prior to the Distribution, has an operating history consisting of the development and sales of local area network ("LAN") and host access products (the "LAN and Host Access products") and the development of a new product family called Access Beyond. See "Business -- Products".

ABSENCE OF TRADING MARKET FOR COMPANY STOCK

     There is currently no established public trading market nor has there been any established public trading market for Company Stock. The Company has applied to have the Company Stock listed for trading on Nasdaq. There can be no assurance as to the prices at which Company Stock will trade after the Distribution Date. Until Company Stock is fully distributed and an orderly trading market develops (if one does), the prices at which such stock trades may fluctuate significantly. Prices for Company Stock will be determined in the marketplace and may be influenced by many factors, including the operating performance of the Company, the depth and liquidity of the market for Company Stock, investor perception of the Company and general economic and market conditions.

DEPENDENCE ON KEY MANAGEMENT

     If the Company is to be successful, its success will be due in large part to the performance of Ronald A. Howard, the Company's President and Chief Executive Officer, and, to a lesser extent, of other key management personnel. The loss of Mr. Howard's services could adversely affect the Company's ability to achieve profitability and growth. Although the Company has an employment contract with Mr. Howard which provides for his continued employment, no assurance can be given that the Company will be able to retain the services of Mr. Howard or any other key management personnel. See "Management -- Executive Compensation" and "Management -- Employment and Consulting Agreements."

TECHNOLOGICAL CHANGES

     The market for networking products is subject to rapid technological change, evolving industry standards and frequent new product introductions, and therefore requires a high level of expenditures for research and development. The Company may be required to incur significant expenditures to develop new integrated product offerings. There can be no assurance that customer demand for products integrating network connectivity and remote access technologies will grow at the rate expected by the Company, that the Company will be successful in developing, manufacturing and marketing new products or product enhancements that respond to these customer demands or to evolving industry standards and technological change, that the Company will not experience difficulties that could delay or prevent the successful development, introduction, manufacture and marketing of these products (especially in light of the increasing design and manufacturing complexities associated with the integration of technologies), or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. The Company's business, operating results and financial condition may be materially and adversely affected if the Company encounters delays in developing or introducing new products or product enhancements or if such product enhancements do not gain market acceptance. In order to maintain a competitive position, the Company must also continue to enhance its existing products and there is no assurance that it will be able to do so. A major portion of future revenues is expected to come from new products and services. The Company cannot determine the ultimate effect that new products will have on its revenues or earnings.

COMPETITION

     The networking industry is highly competitive and competition is expected to intensify. There are numerous companies competing in various segments of the network management and remote access markets. Competitors include Ascend Communications, Shiva Corporation, Cisco Systems, Inc., U.S. Robotics Corporation, Microcom, Inc. and Bay, among others. Many of the Company's competitors have greater name recognition, more extensive engineering, manufacturing and marketing capabilities and greater financial, technological and personnel resources than those available to the Company. In addition, certain companies in the networking industry have expanded their product lines or technologies in recent years as a result of acquisitions. There can be no assurance that the Company will be able to compete successfully in the future with existing or new competitors.

PRODUCT PROTECTION AND INTELLECTUAL PROPERTY

     The Company, like many other companies in the network access industry, anticipates it will rely upon rights granted through licenses from third parties for a substantial amount of proprietary information used to develop its products; however, some companies may determine not to grant such licenses and may seek to protect their proprietary rights in such technological information. Accordingly, there can be no assurance that the Company will be able to continue obtaining additional rights to utilize proprietary technological information necessary to develop its products. Because of the existence of a large number of patents in the networking field and the rapid rate of issuance of new patents, it is not economically practical to determine in advance whether a product or any of its components infringe patent rights of others. In the event of any infringement, the Company believes that, based upon industry practice, necessary licenses or rights under such patents may be obtained on terms that should not have a material adverse effect on the Company's consolidated financial position or results of operations. However, there can be no assurance in this regard.

CERTAIN ANTITAKEOVER EFFECTS

     The Company's Certificate of Incorporation (the "Company Certificate") includes certain provisions that are intended to prevent or delay the acquisition of the Company by means of a tender offer, proxy contest or otherwise. Specifically, the Company Certificate provides for a classified Board of Directors, classified into three classes with terms of three years each. In addition, the Company Certificate authorizes the Board of Directors of the Company to issue preferred stock without further stockholder approval, which could have dividend, redemption, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Company Stock. Finally, the Company is subject to Section 203 of the Delaware General Corporation Law (the "DGCL") which limits transactions between a publicly held company and "interested stockholders" (generally those stockholders who, together with their affiliates and associates, own 15% or more of a company's outstanding capital stock). Any one of, or a combination of, the above anti-takeover provisions could discourage a third party from attempting to acquire control of the Company. See "Description of Capital Stock." The Company's 1996 Long-Term Incentive Plan and the Company's Non-Employee Directors' Plan provides for acceleration of stock options and restricted stock awards upon a change in control of the Company, which has the effect of making an acquisition of control of the Company more expensive. See
"Management -- Company Benefit Plans." These plans may also inhibit a change in control of the Company. In addition, certain Company officers have severance compensation agreements with the Company that provide for substantial cash payments and acceleration of other benefits in the event of specified corporate changes related to the Company, including a change in control of the Company. See "Management -- Employment and Consulting Agreements."

IMPORTANT CONSIDERATIONS RELATED TO FORWARD-LOOKING STATEMENTS

     With the exception of historical information, the matters discussed in this document may include forward-looking statements that involve risks and uncertainties. The Company wishes to caution readers that a number of important factors, including those identified in this section as well as factors discussed elsewhere in this filing and in other filings with the Commission, could affect the Company's actual results and cause actual results to differ materially from those in the forward-looking statements.

DIVIDENDS

     The Company does not anticipate paying dividends for the foreseeable future.

CERTAIN TAX CONSIDERATIONS

     As described below, the Board of Directors of Penril has received an opinion from its tax counsel to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, for federal income tax purposes, it is more likely than not that (i) the Distribution will qualify as a tax-free spin-off pursuant to Section 355 of the Code and (ii) the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code. No ruling from the IRS to that effect has been or will be sought. If the tax-free nature of the Merger is invalidated, it would reduce the likelihood that the Distribution will qualify as a tax-free spin-off pursuant to Section 355 of the Code. See "The Distribution -- Certain Federal Income Tax Consequences of the Distribution." If the Distribution were not to qualify for tax-free treatment under Section 355 of the Code, then, in general, although not entirely free from doubt, for federal income tax purposes it is likely that each Penril stockholder would be required to recognize income or gain on the receipt of Company Stock in the Distribution in an amount up to the fair market value of the shares of Company Stock received in the Distribution. Each member of the Penril consolidated group (including the Company and its subsidiaries) would remain jointly and severally liable for any tax liability of Penril or its subsidiary incurred prior to the Merger.

RELATIONSHIP WITH PENRIL

     The Company does not have a recent operating history as an independent public company. The operations of the Company historically have relied on the rest of Penril for certain necessary administrative services. As of the Distribution Date, Penril and the Company will enter into several agreements for purposes of governing certain of the ongoing relationships between the two companies following the Distribution, including indemnification obligations. These agreements were negotiated while the Company was owned by Penril and consequently are not the result of arm's-length negotiations between independent parties. Nonetheless, the Company believes that the agreements are fair to the parties and contain terms which are generally comparable to those which would result from arm's-length negotiations, although there can be no assurance thereof.

                                THE DISTRIBUTION

BACKGROUND OF THE TRANSFER AND THE DISTRIBUTION

     Because the modem business of Penril was all that Bay desired to acquire, Penril determined to effect the Distribution, which is intended to be tax-free to Penril stockholders for federal income tax purposes and which was a condition to Bay's willingness to enter into the Merger Agreement. Penril believes the Distribution will enable Penril stockholders to participate in the values and prospects of the assets and business of the Company.

     Although the Transfer and Distribution will not be effected unless the Merger is approved and is about to occur, the Transfer and Distribution are separate from the Merger and the Company Stock to be received by holders of Penril Stock in the Distribution does not constitute a part of the consideration to be received in the Merger.

     Until shortly before the Merger, the Company will own no material assets and will conduct no significant business activity. Prior to the Merger, Penril and the Company will enter into a Distribution Agreement pursuant to which Penril will transfer to the Company as a capital contribution all of Penril's right, title and interest in the Remote Access Business and all of the other assets of Penril unrelated to the Modem Business, as well as a portion of Penril's total net operating loss carryforward; and the Company will (a) assume, pay, perform and discharge all of the liabilities of Penril other than (i) liabilities relating to the Modem Business; and (ii) the bank debt of Penril (which may not exceed $4,000,000 at the Effective Time); and (b) indemnify Penril for any and all claims and liabilities arising as a result of or in connection with the sale by Penril (if consummated prior to the Distribution) of either Technipower or EMI. At the time of such contributions, Penril will own all of the Company's outstanding stock. In connection with the Transfer, the Company and Penril will execute an indemnification agreement. See "Certain Transactions -- Indemnification Agreement."

MANNER OF EFFECTING THE DISTRIBUTION

     Pursuant to the Distribution, Penril will distribute as a dividend to its stockholders of record as of the Record Date ("Holders") one share of Company Stock for each share of Penril Stock then held. On the Distribution Date, Penril will deliver to Continental Stock Transfer & Trust Company, as distribution agent, certificates evidencing all of the issued and outstanding shares of Company Stock owned by Penril, which will represent all of the issued and outstanding shares of Company Stock. All shares of Company Stock distributed will be fully paid, nonassessable and free of preemptive rights.

     As a result of the Distribution, all of the issued and outstanding shares of Company Stock will be distributed to Holders. The Record Date is
  , 1996 and the Distribution Date will be on or about             , 1996. It is
presently anticipated that certificates representing Company Stock will be mailed to Holders on or about the Distribution Date. After the Distribution Date, Holders will hold their Penril Stock (until converted into Bay Stock) as well as Company Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding shares of Penril Stock.

     No Holder will be required to pay any cash or other consideration for the shares of Company Stock received in the Distribution nor will any action be required to be taken by any Holder, including tendering stock certificates, in order to receive shares of Company Stock. Penril has accounted for the Distribution as a dividend and has reduced its stockholders' equity by the net book value of the Company Stock distributed.

     IN ORDER TO BE ENTITLED TO RECEIVE THE DISTRIBUTION OF COMPANY STOCK, A PENRIL STOCKHOLDER RECEIVING THIS PROSPECTUS MUST HAVE BEEN A HOLDER OF RECORD OF PENRIL STOCK ON THE RECORD DATE.

LISTING AND TRADING OF COMPANY STOCK

     Company Stock will be traded on Nasdaq under the symbol "ACCB". The transfer agent and registrar for the Company Stock is Continental Stock Transfer & Trust Company.

     No current public trading market for the Company Stock exists, although a "when-issued" market could develop several days prior to the Distribution Date. The extent of the market for the Company Stock and the prices at which the Company Stock may trade prior to or after the Distribution cannot be predicted. See "Risk Factors -- Absence of Trading Market for Company Stock."

     The Company Stock distributed to Holders will be freely transferable, except for Company Stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by or are under common control with the Company and may include certain officers and directors of the Company as well as principal stockholders of the Company. Persons who are affiliates of the Company will be permitted to sell their Company Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions provided by Section 4(2) of the Securities Act or Rule 144 thereunder. It is not expected that Rule 144 will be available for the sale of Company Stock by affiliates of the Company until at least 90 days after the effectiveness of the Company's registration statement registering Company Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Description of Capital Stock -- Company Stock."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     General. The following is a summary of the material federal income tax consequences of the Distribution to the holders of shares of Penril Stock. The federal income tax discussion set forth below is for general information only and may not apply to particular categories of holders of shares of Penril Stock subject to special treatment under the Code, including without limitation, foreign holders and holders whose Penril securities were acquired pursuant to the exercise of any employee stock option or otherwise as compensation. EACH HOLDER OF SHARES OF PENRIL STOCK AND PENRIL OPTIONS IS URGED TO CONSULT HIS TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE DISTRIBUTION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     Consequences of Proposed Transaction. As described in the Summary, the Distribution is being made in preparation for, and in conjunction with, the Merger. The Board of Directors of Penril has received an opinion from its counsel Benesch, Friedlander, Coplan & Aronoff P.L.L. ("Counsel") to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, for federal income tax purposes, it is more likely than not that
(i) the Distribution will qualify as a tax-free spin-off pursuant to Section 355 of the Code and (ii) the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code. If the tax-free nature of the Merger is invalidated, it would reduce the likelihood that the Distribution will qualify as a tax-free spin-off pursuant to Section 355 of the Code.

     The representations (among others) relied upon by Counsel in giving its opinion contain statements or agreements to the effect that: the Modem Business and Remote Access Business have each been actively conducted for five years and will continue to be conducted as separate, active businesses after the proposed transactions; certain transactions between Penril and Bay in effect prior to the closing of the Distribution and the Merger are fair market value transactions entered into for valid business reasons independent of the Merger, and all of the transactions between the Company and Bay or Penril in effect after the closing of the Distribution and the Merger (other than certain contributions made to the Company by Penril prior to the Distribution) will also be fair market value transactions entered into for valid business reasons; the transfer of certain cash and liquid assets to the Company (and the retention of certain debt by Penril) is necessitated by the ongoing business needs of the Company; the liquid assets being received by the Company will be used in the operation of its Remote Access Business and will not be used to make distributions to, or redeem the shares of Company Stock held by stockholders of the Company; Penril will be maintained as a separate corporation by Bay; and Bay owns no Penril Stock and has no intention to reacquire any stock issued in the Merger.

     The favorable tax treatment of both the Distribution and the Merger also depends upon the historic stockholders of Penril maintaining a so-called "continuity of interest" in both the Bay Stock received in the Merger and the Company Stock received in the Distribution. Under Revenue Procedures issued by the IRS, continuity of interest is maintained in each transaction if the historic stockholders of Penril continue to maintain at least one-half their stock investment in Penril in the modified form of each of the Company Stock and Bay Stock received by them in the proposed transactions. Penril has represented that it knows of no plan or intent by any stockholder to sell more than one-half of his Bay Stock or Company Stock received in the proposed transactions. There are no court cases or published rulings by the Service giving guidance on how to measure the continuity of interest of historic stockholders in publicly owned corporations, such as Penril, where 5% stockholders own, in the aggregate, less than 50% of the stock of the corporation. However, Counsel is of the opinion, based upon Penril's representations regarding the plans and intentions of its stockholders, that both the Distribution and the Merger meet the continuity of interest requirement. It should be noted that Penril has not sought representations (as required by the Service from taxpayers seeking private letter rulings in reorganizations) from each of its 5% stockholders as to their plans and intentions with respect to their Penril Stock or the Bay Stock and the Company Stock to be received in the proposed transactions.

     Consequences of the Distribution to Penril Stockholders. If the distribution qualifies as a tax-free spin-off for federal income tax purposes:

          1. A Penril stockholder will not recognize any income, gain or loss in connection with the Distribution.

          2. Following the Distribution, a Penril stockholder will apportion the tax basis for his shares of Penril Stock between such Penril Stock and the Company Stock received in the Distribution in proportion to the relative fair market values of such Penril Stock and Company Stock on the Distribution Date. A Penril stockholder's holding period for the Company Stock received or deemed received in the Distribution will include the period during which such stockholder held the Penril Stock with respect to which the Company Stock was received or deemed received, provided that such Penril Stock is held as a capital asset by such stockholder as of the time of the Distribution.

     Counsel's opinion with respect to the Distribution is based upon certain representations and assumptions and represents Counsel's best legal judgment, and is not binding upon the Service or the courts. If any representation or assumption relied upon in rendering Counsel's opinion is inaccurate, or if the Service were to challenge successfully the federal income tax treatment of the Distribution set forth in Counsel's opinion, then, in general, although not entirely free from doubt, for federal income tax purposes it is likely that each Penril stockholder would be required to recognize income or gain on the receipt of the shares of Company Stock in the Distribution in an amount up to the fair market value of the shares of Company Stock received in the Distribution. In such event (a) the tax basis of the shares of Company Stock received by a Penril stockholder in the Distribution would be the fair market value of such shares on the date the Distribution is consummated and (b) the holding period for such shares of Company Stock would begin the day after the date the Distribution is consummated.

     Current treasury regulations require that each Penril stockholder who receives Company Stock pursuant to the Distribution attach to his federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such information as may be appropriate in order to demonstrate the applicability of Section 355 of the Code to the Distribution. Penril or its successor, Bay, will convey the appropriate information to each Penril stockholder of record as of the Record Date.

CERTAIN CONSEQUENCES OF THE DISTRIBUTION

     After the Distribution, Penril stockholders as of the Record Date will own two securities (shares of Penril Stock, until they are converted into shares of Bay Stock, and shares of Company Stock) and will be able to increase or decrease their respective holdings in either Bay or the Company without affecting their holdings in the other company. The Company will be an independent, publicly traded company, owning and operating the Remote Access Business and, if not disposed of prior to the Distribution, Technipower and EMI.

REASON FOR FURNISHING THIS PROSPECTUS

     This Prospectus is being prepared in order to provide information for Holders, each of whom will receive shares of Company Stock in the Distribution. It is not to be construed as an inducement or encouragement to buy or sell any securities of Penril, the Company or any other corporation. The information contained herein is provided as of the date of this Prospectus unless otherwise indicated. Neither Penril nor the Company will update the information contained in this Prospectus to effect any changes that may occur subsequent to the date hereof, except in the normal course of their respective public disclosure practices.

                                 CAPITALIZATION

     The capitalization of the Company following the Distribution will reflect the net book value of the assets transferred to and the liabilities assumed by the Company from Penril in connection with the Transfer. The following table sets forth the proforma adjusted capitalization of the Company at April 30, 1996. This table has been prepared based upon the historical consolidated balance sheet of Penril as of April 30, 1996 (i) adjusted for the anticipated classification of EMI as a discontinued operation and (ii) giving effect to the Transfer and the Distribution. This table also reflects adjustments to the proforma capitalization, as referred to in the notes following the table. This table does not reflect results of operations from and after April 30, 1996. This table should be read in conjunction with the unaudited proforma consolidated financial statements and notes thereto included elsewhere herein (dollars in thousands).

                                                                                              AS
                                                            PROFORMA     ADJUSTMENTS       ADJUSTED
                                                            --------     -----------       --------
Long-term debt (capitalized lease obligations)............  $    359                       $    359
                                                             =======                        =======
Shareholders equity:
  Common stock, par value $.01 per share, 30,000,000
     authorized, 11,993,000 outstanding...................  $    103       $    17(1)      $    120
  Additional paid-in capital..............................    36,531         9,472(1)        24,276
                                                                           (21,727)(3)
  Retained earnings.......................................   (11,727)      (10,000)(2)           --
                                                            --------                       --------
                                                                            21,727(3)
Total shareholders' equity................................  $ 24,907                       $ 24,396
                                                             =======                        =======
Total capitalization......................................  $ 25,266                       $ 24,755
                                                             =======                        =======

- ---------------

(1) Adjustment for the issuance of 282,000 shares of Penril Stock in May 1996 for $2,004,000 in a private placement and for 1,407,000 employee stock options with a value of $7,485,000 assumed to be exercised prior to the Transfer (All options will vest prior to the Transfer).

(2) As a result of events occurring in the fourth quarter of fiscal 1996, Penril anticipates taking a restructuring charge currently estimated to be approximately $10 million consisting of a write-down of inventories and of capitalized software, a write-off of costs in excess of net assets acquired as well as a provision for estimated costs associated with the termination of employees.

(3) Adjustment to recognize the capitalization of the Company by Penril.

                 SELECTED CONSOLIDATED PROFORMA FINANCIAL DATA

     While the Transfer and the Distribution will take place as described above, the following unaudited pro forma condensed financial statements have been prepared from Penril's historical financial statements to show the modem business being sold to Bay as a pro forma adjustment and the Company, on a proforma basis, as the continuing entity.

PROFORMA BALANCE SHEET

     The following unaudited proforma condensed balance sheet for the Company has been prepared based upon the historical consolidated balance sheet for Penril as of April 30, 1996 adjusted for the anticipated classification of EMI as a discontinued operation (which Penril anticipates will be classified as a discontinued operation of Penril as of its July 31, 1996 financial statements) and giving effect to the Transfer and the Distribution and the events that are directly attributable to that transaction. In the opinion of Penril's management, all material adjustments necessary to reflect the effects of the Transfer and the Distribution have been made. Such unaudited proforma information should be read in conjunction with Penril's financial statements and the notes thereto included elsewhere in this Prospectus.

     The unaudited proforma condensed consolidated balance sheet has been prepared based upon assumptions deemed appropriate by the management of Penril, does not purport to represent what the actual financial position would have been if the Transfer and the Distribution had been consummated at April 30, 1996, may not be indicative of actual results and does not purport to represent the future financial position of the Company.

  UNAUDITED CONDENSED CONSOLIDATED PROFORMA BALANCE SHEET AS OF APRIL 30, 1996

                                                         PENRIL        ADJUSTMENTS     PROFORMA
                                                           AS           -- MODEM        -- THE
                                                       REPORTED(1)      BUSINESS       COMPANY
                                                       -----------     -----------     --------
                                                       (IN THOUSANDS)
ASSETS
Current Assets
  Cash and cash equivalents..........................    $ 1,663        $              $ 1,663
  Accounts receivable, net...........................      8,306           (3,661)(2)    4,645
  Inventories........................................     12,647           (4,503)(3)    8,144
  Deferred income taxes..............................      1,700           (1,700)(4)       --
  Net assets of discontinued operations..............      6,501               --        6,501
  Other current assets...............................        426             (141)(3)      285
                                                       -----------     -----------     --------
     TOTAL CURRENT ASSETS............................     31,243          (10,005)      21,238
  Property and Equipment, net........................      2,353             (290)(3)    2,063
  Excess of Cost Over
     Net Assets Acquired, net........................      5,138               --        5,138
  Other Assets.......................................      2,094             (202)(3)    1,892
                                                       -----------     -----------     --------
     TOTAL ASSETS....................................    $40,828        $ (10,497)     $30,331
                                                       ===========     ===========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Short-term borrowings..............................    $ 4,000        $  (4,000)(5)  $    --
  Current portion of long-term debt..................      1,045                         1,045
  Accounts payable...................................      6,429           (3,800)(6)    2,629
  Accrued compensation and commission................      1,010              (85)(3)      925
  Other accrued expenses.............................        120             (170)(3)      (50 )
                                                       -----------     -----------     --------
     TOTAL CURRENT LIABILITIES.......................     12,604           (8,055)       4,549
Long-Term Debt, net of current portion...............        359                           359
Other Noncurrent Liabilities.........................        748                           748
                                                       -----------     -----------     --------
     TOTAL LIABILITIES...............................     13,711           (8,055)       5,656
Shareholders' Equity
  Common stock.......................................        103                           103
  Additional paid-in capital.........................     36,531                        36,531
  Retained earnings (deficit)........................     (9,285)          (2,442)     (11,727 )
                                                       -----------     -----------     --------
                                                          27,349           (2,442)      24,907
  Equity adjustment from foreign currency
     translation.....................................       (232)                         (232 )
                                                       -----------     -----------     --------
TOTAL SHAREHOLDERS' EQUITY...........................     27,117           (2,442)      24,675
                                                       -----------     -----------     --------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY.............................................    $40,828        $ (10,497)     $30,331
                                                       ===========     ===========     ========

- ---------------

(1) Penril anticipates that as of July 31, 1996, EMI (Penril's wholly-owned subsidiary) will be classified as a discontinued operation. A formal measurement date is expected to be determined. Accordingly, the "As Reported" figures have been adjusted from those reported by Penril at April 30, 1996 to reflect EMI as a discontinued operation.

(2) To eliminate estimated modem business receivables as of April 30, 1996 based on assumed turnover of receivables to sales.

(3) To adjust for specifically identified modem business related assets and liabilities to remain with Penril after the Transfer and the Distribution.

(4) Deferred income taxes and other tax benefits remain with Penril after the Transfer and the Distribution.

(5) To adjust for the bank debt which remains with Penril after the Transfer and the Distribution.

(6) To adjust for Modem Business related trade payables which remain with Penril after the Transfer and the Distribution.

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

     The following unaudited proforma condensed consolidated statements of operations for the Company have been prepared from the historical results of operations of Penril adjusted for the anticipated discontinuance of EMI. The statements present the income and expenses as if the Transfer and the Distribution had been consummated August 1, 1994. These statements should be read in conjunction with the historical financial statements of Penril including the notes thereto, which are included elsewhere in this Prospectus, the unaudited proforma consolidated condensed balance sheet appearing above and the notes to these unaudited proforma consolidated condensed statements of operations.

     The unaudited proforma consolidated statements of operations have been prepared based upon an identification of only those costs that could be directly attributed to the Modem Business. These statements do not allocate any administrative or other expenses that support both the Modem Business and the Remote Access Business, consequently the expenses shown for the Company are in excess of those that would have been incurred had the Company been a stand alone company. These statements do not purport to represent what the actual results of operations would have been for the Company had the Transfer and the Distribution been consummated at the beginning of the period, are not indicative of actual results and do not purport to represent what the results of operations of the Company may be for future periods.

                        PROFORMA STATEMENT OF OPERATIONS

                                                           FISCAL YEAR ENDED JULY 31, 1995
                                                       ----------------------------------------
                                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                         PENRIL,       ADJUSTMENTS     PROFORMA
                                                           AS           -- MODEM        -- THE
                                                       REPORTED(1)     BUSINESS(1)     COMPANY
                                                       -----------     -----------     --------
Net Revenues from Continuing Operations..............    $52,611        $ (18,974)(2)  $33,637
Cost and Expenses:
  Cost of revenues...................................     29,394          (11,109)(2)   18,285
  Selling, general and administrative................     18,765           (1,928)(6)   16,479
                                                                             (358)(7)
  Product development and engineering................      7,438             (336)(3)    5,520
                                                                             (186)(4)
                                                                           (1,396)(5)
  Amortization of cost over net assets acquired......        834                           834
                                                          ------           ------       ------
                                                          56,431          (15,313)      41,118
Operating Income (Loss) from Continuing Operations...     (3,820)          (3,661)      (7,481 )
Other Expenses:
  Interest expenses..................................     (1,228)                       (1,228 )
  Other, net.........................................       (144)                         (144 )
                                                          ------           ------       ------
                                                          (1,372)              --       (1,372 )
Income (Loss) from Continuing Operations Before
  Income Taxes.......................................     (5,192)          (3,661)      (8,853 )
Benefit from Income Taxes............................        578             (578)          --
                                                          ------           ------       ------
Income (Loss) from Continuing Operations.............     (4,614)          (4,239)      (8,853 )
Income (Loss) from Discontinued Operations, net of
  income taxes.......................................     (1,661)              --       (1,661 )
Loss on Disposal of Discontinued Operations, net of
  income taxes.......................................     (1,400)                       (1,400 )
                                                          ------           ------       ------
Net Income (Loss)....................................    $(7,675)       $  (4,239)     $(11,914)
                                                          ======           ======       ======
Net income (loss) per common and equivalent shares
  Continuing operations..............................                                  $ (1.17 )
  Discontinued operations............................                                  $ (0.22 )
  Loss on disposal of discontinued operations........                                  $ (0.19 )
                                                                                        ------
                                                                                       $ (1.58 )
                                                                                        ======
Shares used in per share calculations................                                    7,559
                                                                                        ======

                        PROFORMA STATEMENT OF OPERATIONS

                                                            NINE MONTHS ENDED APRIL 30, 1996
                                                   ---------------------------------------------------
                                                         (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                   PENRIL, AS       ADJUSTMENTS --        PROFORMA --
                                                   REPORTED(1)     MODEM BUSINESS(1)      THE COMPANY
                                                   -----------     -----------------     -------------
Net Revenues from Continuing Operations..........    $26,320           $ (10,884)(2)        $15,436
Cost and Expenses:
  Cost of revenues...............................     15,568              (7,065)(2)          8,503
  Selling, general and administrative............     13,084              (1,575)(6)         11,159
                                                                            (350)(7)
  Product development and engineering............      5,299                (276)(3)          3,968
                                                                            (141)(4)
                                                                            (914)(5)
  Amortization of cost over net assets
     acquired....................................        550                                    550
                                                      ------              ------             ------
                                                      34,501             (10,321)            24,180
Operating Income (Loss) from Continuing
  Operations.....................................     (8,181)               (563)            (8,744)
Other Expenses:
  Interest expenses..............................       (572)                                  (572)
  Other, net.....................................        (11)                                   (11)
                                                      ------              ------             ------
                                                        (583)                 --               (583)
Income (Loss) from Continuing Operations Before
  Income Taxes...................................     (8,764)               (563)            (9,327)
Benefit from Income Taxes........................         --                  --                 --
                                                      ------              ------             ------
Income (Loss) from Continuing Operations.........     (8,764)               (563)            (9,327)
Income (Loss) from Discontinued Operations, net
  of income taxes................................        156                  --                156
Loss on Disposal of Discontinued Operations, net
  of income taxes................................         --                                     --
                                                      ------              ------             ------
Net Income (Loss)................................    $(8,608)          $    (563)           $(9,171)
                                                      ======              ======             ======
Net income (loss) per common and equivalent
  shares
  Continuing operations..........................                                           $ (1.04)
  Discontinued operations........................                                           $  0.02
  Loss on disposal of discontinued operations....                                           $    --
                                                                                             ------
                                                                                            $ (1.02)
                                                                                             ======
Shares used in per share calculations............                                             8,964
                                                                                             ======

- ---------------

(1) Penril anticipates that as of July 31, 1996, EMI (Penril's wholly-owned subsidiary) will be classified as a discontinued operation. A formal measurement date is expected to be determined and consequently, the "As Reported" figures have been restated to reflect EMI as a discontinued operation. The adjustments for the Modem Business are only for those items that can be directly attributed to the Modem Business.

(2) Adjustments to reflect the exclusion of the modem business revenues and associated costs of sales due to the Transfer, the Distribution and the Merger.

(3) Adjustments to eliminate rent expense related to modem business product development and engineering.

(4) Adjustments to eliminate modem business related depreciation, amortization and other operating costs.

(5) Adjustments to eliminate modem business related engineering labor.

(6) Adjustments to reflect the exclusion of expenses of subsidiaries attributable to the modem business.

(7) Adjustments to reflect the exclusion of marketing and advertising relating to the modem business.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                RESULTS OF OPERATIONS OF PENRIL AND THE COMPANY

     Beginning in fiscal year 1994, Penril began to focus its business on remote access connectivity products, which has been one of the fastest growing segments of the data communications marketplace. Out of this strategy came the Company's product line now known as Access Beyond. The first phase of Access Beyond products includes the Ram Rack and the Access Beyond 1000 Remote Access Server.

     One of the early steps taken in connection with the new focus was the decision of Penril in July 1995 to sell its Technipower subsidiary which is involved in the sale of power supplies and power regulating equipment. As a result of this action, Technipower was classified as a discontinued operation in July 1995. In July 1996, Penril signed agreements to sell Technipower. The sale is anticipated to close in August 1996 and is expected to generate approximately $4 million in cash.

     Consistent with the goal of concentrating on remote access connectivity products, Penril anticipates classifying its EMI subsidiary, which manufactures electronic instrumentation test equipment, as a discontinued operation as of July 1996.

     As noted above, Penril entered into the Merger Agreement with Bay whereby Bay will acquire the Modem Business. As a result, in the fourth quarter of fiscal 1996, Penril decided to restructure and refocus its remaining businesses. The decision to restructure and refocus is not dependent upon consummation of the Merger. Penril anticipates taking in the fourth quarter of fiscal 1996 a restructuring charge currently estimated to be $10 million. This charge will
consist of a write-down of inventories ($       ) and of capitalized software
($       ), a write-off of costs in excess of net assets acquired ($       ) and
a provision for estimated costs associated with the termination of employees
($       ).

RESULTS OF OPERATIONS

     While the Distribution will take place as described, the following discussion is based on the Penril historical financial statements with a proforma adjustment to remove the Modem Business, thereby reflecting the Company, on a proforma basis, as the continuing entity. In the following discussion, costs reflected as relating to modem products are only those costs that could be directly attributed to the modem products. There was no allocation made for any administrative or other expenses that support both the modem products and the LAN and Host Access products, consequently the expenses for the LAN and Host Access products are in excess of those that would have been incurred had the Company been a stand alone company. As noted above, the Technipower and EMI subsidiaries will be classified as discontinued operations and are not included in this discussion unless otherwise noted. Dollar amounts are reported in thousands.

Nine Months of Fiscal 1996 Compared to Nine Months of Fiscal 1995

                                                         APRIL 30,    APRIL 30,
                                                           1996         1995        CHANGE
                                                         ---------    ---------    --------
          Revenues:
            LAN and Host Access products...............   $15,436      $24,866     $ (9,430)
            Modem products.............................    10,884       13,995       (3,111)
                                                         ---------    ---------    --------
                                                          $26,320      $38,861     $(12,541)
                                                         ========     ========     ========

     The decrease in revenues for Penril's LAN and Host Access products was primarily attributable to the continued declining market for terminal servers and multiplexers and to a decrease in orders from some of Penril's customers. The decrease in revenue from modem products was due to slower than expected sales of Penril's V.34 modems, and a decline in sales of older modem products.

                                                         APRIL 30,    APRIL 30,
                                                           1996         1995       CHANGE
                                                         ---------    ---------    ------
          Gross Profit Margin:
            LAN and Host Access products...............        45%       47%         (2%)
            Modem products.............................        35%       44%         (9%)

     The decrease in gross profit margins for LAN and Host Access products was due to lower manufacturing efficiencies related to inventory. The decrease in gross profit margins for modem products was due to higher costs of materials in the V.34 modem product line as well as pricing competition and lower manufacturing efficiencies related to the decrease in sales.

                                                         APRIL 30,    APRIL 30,
                                                           1996         1995       CHANGE
                                                         ---------    ---------    ------
          Selling, general and administrative expenses:
            LAN and Host Access products...............   $11,159      $11,920     $(761 )
            Modem products.............................     1,925        1,713       212
                                                         ---------    ---------    ------
                                                          $13,084      $13,633     $(549 )
                                                         ========     ========     =======

     Selling, general and administrative expenses decreased for the LAN and Host Access products primarily from lower commissions paid due to lower sales volume. There was also a reduction in personnel costs as a result of eliminating several administrative positions in the Gaithersburg, Maryland facilities during fiscal 1995.

                                                         APRIL 30,    APRIL 30,
                                                           1996         1995       CHANGE
                                                         ---------    ---------    ------
          Product development expenses:
            LAN and Host Access products...............   $ 3,968      $ 4,238     $(270 )
            Modem products.............................     1,331        1,428       (97 )
                                                         ---------    ---------    ------
                                                          $ 5,299      $ 5,666     $(367 )
                                                         ========     ========     =======

     Product development expenses decreased because of reductions in personnel costs as a result of Penril's cost reduction efforts in fiscal 1995.

                                               APRIL 30,    APRIL 30,
                                                 1996         1995       CHANGE
                                               ---------    ---------    ------
Interest expense.............................    $ 572        $ 908      $(336 )

     During the first nine months of fiscal 1996, Penril sold common stock in private placements which generated approximately $13 million in cash. A portion of the proceeds was used to repay all term debt during fiscal 1996, which resulted in decreased interest expense.

Fiscal 1995 Compared to Fiscal 1994

                                                         JULY 31,     JULY 31,
                                                           1995         1994       CHANGE
                                                         ---------    ---------    -------
          Revenues:
            LAN and Host Access products...............   $33,637      $39,011     $(5,374)
            Modem products.............................    18,974       22,827      (3,853)
                                                         ---------    ---------    -------
                                                          $52,611      $61,838     $(9,227)
                                                         ========     ========     =======

     The decrease in revenues for Penril's LAN and Host Access products was primarily attributable to the declining market for terminal servers and multiplexers as these products were reaching the end of the product life cycle, and to a decrease in orders from some of Penril's OEM customers. The decrease in revenues from modem products was due to unexpected delays in shipment of the
V.34 and V.34bis modems.

                                                         JULY 31,     JULY 31,
                                                           1995         1994       CHANGE
                                                         ---------    ---------    ------
          Gross Profit Margin:
            LAN and Host Access products...............        46%       54%         (8%)
            Modem products.............................        41%       45%         (4%)

     The decrease in gross profit margins for LAN and Host Access products was due to lower manufacturing efficiencies related to inventory. The decrease in gross profit margins for modem products was due to costs associated with the initial production of the V.34 modem product line, lower manufacturing efficiencies and pricing competition related to the decrease in sales.

                                                         JULY 31,     JULY 31,
                                                           1995         1994       CHANGE
                                                         ---------    ---------    -------
          Selling, general and administrative expenses:
            LAN and Host Access products...............   $16,479      $16,965     $  (486)
            Modem products.............................     2,286        1,850         436
                                                         ---------    ---------    -------
                                                          $18,765      $18,815     $   (50)
                                                         ========     ========     =======

     Selling, general and administrative expenses decreased for LAN and Host Access products primarily because of a reduction in personnel costs as a result of eliminating several administrative positions in the Gaithersburg, Maryland facility during fiscal 1995 as part of Penril's cost reduction program. Selling, general and administrative expenses for modem products increased primarily due to additional reserves for bad debts.

                                                         JULY 31,     JULY 31,
                                                           1995         1994       CHANGE
                                                         ---------    ---------    -------
          Product development expenses:
            LAN and Host Access products...............   $ 5,520      $ 6,797     $(1,277)
            Modem products.............................     1,918        2,020        (102)
                                                         ---------    ---------    -------
                                                          $ 7,438      $ 8,817     $(1,379)
                                                         ========     ========     =======

     Product development expenses decreased because of reductions in personnel costs as a result of Penril's cost reduction efforts in fiscal 1995 and 1994.

                                                         JULY 31,     JULY 31,
                                                           1995         1994       CHANGE
                                                         ---------    ---------    -------
          Interest expense.............................   $ 1,228      $   908     $   320

     Interest expense increased because of the increase in the prime rate from 7% in fiscal 1994 to 9% in fiscal 1995, and because the rate charged by Peril's principal bank was raised from prime plus 1/2% to prime plus 2%.

Fiscal 1994 Compared to Fiscal 1993

                                                         JULY 31,     JULY 31,
                                                           1994         1993       CHANGE
                                                         ---------    ---------    -------
          Revenues:
            LAN and Host Access products...............   $39,011      $22,340     $16,671
            Modem products.............................    22,827       21,768       1,059
                                                         ---------    ---------    -------
                                                          $61,838      $44,108     $17,730
                                                         ========     ========     =======

     The increase in revenues for Penril's LAN and Host Access products and modem products was primarily attributable to the acquisition of Datability, Inc. at the beginning of the fourth quarter of fiscal 1993.

                                                         JULY 31,     JULY 31,
                                                           1994         1993       CHANGE
                                                         ---------    ---------    ------
          Gross Profit Margin:
            LAN and Host Access products...............      54%          57%        (3%)
            Modem products.............................      45%          43%         2%

     The decrease in gross profit margins for LAN and Host Access products was due to lower gross profit margins related to acquired inventory. The increase in gross profit margins for modem products was due to greater manufacturing efficiencies with the installation of automated assembly equipment.

                                                         JULY 31,     JULY 31,
                                                           1994         1993       CHANGE
                                                         ---------    ---------    -------
          Selling, general and administrative expenses:
            LAN and Host Access products...............   $16,965      $13,479     $ 3,486
            Modem products.............................     1,850        1,653         197
                                                         ---------    ---------    -------
                                                          $18,815      $15,132     $ 3,683
                                                         ========     ========     =======

     Selling, general and administrative expenses increased for LAN and Host Access products primarily because of the acquisition of Datability, Inc. at the beginning of the fourth quarter of fiscal 1993. Selling, general and administrative expenses for modem products increased due to higher commissions related to higher revenues.

                                                         JULY 31,     JULY 31,
                                                           1994         1993       CHANGE
                                                         ---------    ---------    -------
          Product development expenses:
            LAN and Host Access products...............   $ 6,797      $ 3,696     $ 3,101
            Modem products.............................     2,020        1,706         314
                                                         ---------    ---------    -------
                                                          $ 8,817      $ 5,402     $ 3,415
                                                         ========     ========     =======

     Product development expenses increased for LAN and Host Access products primarily because of the acquisition of Datability, Inc. at the beginning of the fourth quarter of fiscal 1993.

                                                         JULY 31,     JULY 31,
                                                           1994         1993       CHANGE
                                                         ---------    ---------    -------
          Interest expense.............................   $   908      $   334     $   574

     The Datability, Inc. acquisition in the fourth quarter of fiscal 1993 resulted in Penril borrowing $6.8 million from its principal bank and assuming another $1.4 million in subordinated debt. The increased debt load combined with the working capital needed in fiscal 1994 to finance the increase in accounts receivable and inventories caused the increase in interest expense in fiscal 1994.

LIQUIDITY

     As part of the Transfer, the Company is to receive all the cash of Penril. Prior to the Distribution, Penril anticipates generating cash through the sale of Technipower and/or EMI and the exercise of the Penril stock options held by Penril employees and directors. Although the cash on hand on the Distribution Date is dependent upon completion of these transactions as well as the results of operations of Penril prior to the Distribution and the costs associated with the Distribution and the Merger, the Company anticipates there will be in excess of $5 million of cash transferred to the Company as part of the Transfer. Immediately following the Transfer, the Company expects its current liabilities including the current portion of capitalized lease obligations will be approximately $4.5 million and current assets including cash will be approximately $14 million. The Company believes expenditures during the first 12 months following the Distribution for fixed assets and capitalized technology purchases will be approximately $2.2 million.

     Based on the Company's expectation with respect to product development and production, the Company does not expect that cash from operations will satisfy the Company's cash requirements during the first 12 months following the Distribution. The Company expects that cash on hand after the Transfer (expected to be in excess of $5 million), cash from operations and cash from other anticipated sources will satisfy the Company's cash requirements during the first 12 months after the Transfer. There can be no assurance that product development will proceed at the expected pace, that the Company's sales will achieve expected levels or that any of the other competitive factors set forth under "Risk Factors" will not result in cash from operations being less than expected by management. However, the Company has the ability to defer product development and marketing expenditures if necessary to be consistent with the Company's cash flow. The deferral of these expenditures could have a negative impact on future sales of the Company's products. The Company believes, based on its expected financial condition immediately following the Transfer that there will be adequate cash flow to fund operations until a line of credit can be established. Based on discussions it has had with lending institutions, the Company expects that it will be able to secure a line of credit after the Transfer; however, there can be no assurance that such line of credit will be available or that the economic terms of such line of credit will be favorable to the Company.

                                    BUSINESS

GENERAL

     The Company, which is a wholly-owned subsidiary of Penril, was recently formed by Penril solely for the purpose of effecting the Merger and the Distribution. Until shortly before the Merger, the Company will own no material assets and will not conduct any business activities other than in connection with the Distribution and the Merger. Prior to the Merger, Penril will transfer to the Company as a capital contribution all of the right, title and interest in all of Penril's Remote Access Business and all other businesses and assets and corresponding liabilities of Penril unrelated to Penril's modem business. Upon consummation of the Merger, a subsidiary of Bay will merge with and into Penril, Penril will become a wholly-owned subsidiary of Bay, and the Company will continue with its own separate corporate existence unaffiliated with Penril.

     While the Company is a newly formed corporate entity, the Remote Access Business to be contributed to the Company by Penril has an operating history consisting of the development and sales of LAN and Host Access products and the development of Access Beyond. In connection with the Remote Access Business, the Company engages in the development and marketing of network access devices which enable local, remote or mobile users to access network resources located at remote sites, central sites or any other point in the network.

PRODUCTS

     The Company's product line consists largely of products which serve the LAN and Host Access markets and a new product family called Access Beyond, serving the remote access market.

     The LAN and Host Access products currently sold by the Company include statistical multiplexers and host access servers (VCX), Ethernet terminal servers (CSX), Ethernet local and remote bridge routers (BRX), and a line of CSU/DSU wide area products. The Company's new Access Beyond product family is targeted at the remote access market, providing a scaleable, modular platform into which a variety of connectivity options are expected to be offered. The Access Beyond family of products is expected to replicate the function of most of the LAN and Host Access Products, allowing the Company to phase out LAN and Host Access Products models in favor of new Access Beyond models. Each of the LAN and Host Access Products provides the Company with an existing revenue stream as well as an installed base. Sales of LAN and Host Access Products will initially provide a significant portion of the revenues of the Company.

     The VCX product line of multiplexers ranges from 4-port remote site multiplexers to enterprise solutions providing up to 304 ports or 36 trunk lines and multipurpose communication servers that combine both wide area network ("WAN") and LAN capabilities. These products can function as a data PBX, X.25 PAD, statistical multiplexer, terminal server or any combination of these. Although the market for these products is in decline, the Company continues to serve the installed base and fulfill customer applications.

     The CSX Ethernet communications server family provides local and dialup access to Ethernet LANs. Available as either 8-port or 16-port stand alone units or as a modular chassis based solution, the CSX server provides terminal and dialup access for TCP/IP networks. The BRX family includes modular switching routers that provide up to 16 LAN ports and 2 WAN ports. A key element to the BRX product line is in the Constellation software which provides a scaleable router/switching solution. The Company believes that the Constellation software uses an innovative architecture called Logical Bridge Routing, enabling network managers to optimize bridge/router port configurations for efficient high performance. The Constellation software is one of the key elements in the new Access Beyond product line.

     The Access Beyond product line is a scaleable, modular family of remote access products that integrate WAN transmission and LAN access technologies into a single modular architecture, while allowing room for growth and investment protection.

     The Company anticipates that a wide range of Access Beyond models will be available to meet varying site requirements, with chassis sizes ranging from small 4-port units to completely modular 196-port units, thus allowing the user to customize the chassis-based units to provide a unique mix of local area and wide area network interfaces that meet the specific demands of its network environment. Interface options will include: Ethernet backbone and end user ports, integrated wide area network interfaces, analog modems, digital modems, CSU/DSU and ISDN interfaces. The modularity and scaleability of the Access Beyond product family is intended to give the customer flexibility in network configuration and expansion potential.

     The first phase of Access Beyond includes Ram Rack, a high density modem product which is currently being shipped to customers, and Access Beyond 1000 Remote Access Servers, which is expected to begin being shipped to customers in September 1996. These products provide remote users with competitively priced remote access to Novell, TCP/IP and Appletalk networks. The next phase of the Access Beyond rollout is expected to include the Access Beyond 2400 and Access Beyond 4400 modular chassis systems. These products are designed to expand the flexibility of the product line with optional interfaces for direct terminal connections, integrated V.34 modems and integrated ISDN terminal adapters, along with LAN and high speed WAN (T1/E1/PRI) connectivity.

     The Company anticipates that future enhancements to its remote access software will provide integration of the remote access capabilities with full multi-protocol routing. This combination is expected to provide additional connectivity options and reduced access costs for corporate remote access networks by allowing a single Access Beyond server to replace several separate competitive devices. The software features of Access Beyond are and will be focused on solving the problems of corporate remote LAN access. With the growth of the Internet and the World Wide Web, corporate telecommuters and traveling employees now require simultaneous support for multiple networking protocols allowing access to a wide variety of applications. Networking security is provided via a collection of security options.

     All Access Beyond products will be monitored and configured with a graphical, menu-driven Windows-based management tool that provides real-time management control over the Access Beyond products. This management tool will be based on the industry standard SNMP protocol to ensure interoperability with equipment and management systems from other vendors.

     The Company believes that it will deliver the industry's first unified approach to remote access, with one comprehensive product line that can supply both LAN and WAN technologies required in a single architecture, with complete management control, and new levels of investment protection for end users. Existing applications will be changed from dedicated services to faster, lower cost and more flexible services such as Frame Relay and Ethernet. Access Beyond is intended to provide a migration path from these older networks to the remote access networks of the future.

DISCONTINUED OPERATIONS

     Technipower. Technipower, a wholly-owned subsidiary of Penril, manufactures uninterruptible power supplies and power regulating equipment. In July 1995, the Penril Board decided to focus more of Penril's resources on its main business of data communications and therefore determined to treat Technipower as a discontinued operation. On July 16, 1996, Penril announced it had entered into an agreement to sell Technipower. Penril anticipates that the sale of Technipower will be completed in August 1996 and will generate approximately $4,000,000 in net proceeds. The net proceeds from the sale will become additional capital of the Company. In the event Technipower is not sold prior to the Distribution, the assets and liabilities of Technipower will be contributed to the Company as part of the Transfer.

     EMI. Another wholly-owned subsidiary of Penril, EMI, specializes in the production of sophisticated high frequency electronic instrumentation equipment. Penril anticipates a formal measurement date will be determined, and consequently, as of July 31, 1996, EMI will be classified as a discontinued operation. Penril also intends to sell EMI prior to consummation of the Distribution. In the event EMI is not sold prior to consummation of the Distribution, the assets and liabilities of EMI will be contributed to the Company as part of the Transfer.

SUPPLIERS

     Material and components for the Company's products are purchased from outside suppliers. While most components are available from several suppliers, a few are provided from sole-source vendors. The Company believes that in most cases alternative sources of supply could be obtained within a reasonable time period; however, an interruption in the supply of such components could have a temporary adverse effect on the Company's operations.

PATENTS, COPYRIGHTS AND LICENSES

     The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, several patents, patent applications, trademarks, trade names, service marks, copyrights, schematics, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material essential and necessary to the business of the Company. The Company may desire in the future to obtain additional licenses related to its products and believes, based on industry practice, that any necessary licenses could be obtained. The costs of such licenses may vary significantly depending on the nature of the technology involved.

     The patents owned by the Company include patents entitled "Fiber Optic Connector", "Uninterruptible Power Supply", and "Guard Time Elimination in a Time-Division Multiplexed, Active Star-coupled, Half-duplex Mode, Synchronous Communications Network."

     The United States trademarks, tradenames and service marks owned by the Company include ELECTRO-METRICS, TECHNIPOWER, ACCESS BEYOND, CONSTANT POWER, MULTIVERTER, FORSITE, MUX/ROUTER and SUNUPS. The foreign trademarks, trade names, and service marks owned by the Company include TECHNIPOWER in France, the United Kingdom and Italy.

     The Company currently licenses technology including integrated access software; CSU/DSU technology; frame relay assembler disassembler technology; PC/TCP SNMP technology; terminal emulation software; remote access software; router card technology and software; network management software; and basic frame relay software for LAN interconnect products.

     On June 16, 1996, Penril and Bay entered into a Development and License Agreement on behalf of the Company whereby Bay licensed to Penril, on behalf of the Company certain intellectual property, software, and technical know-how relating to certain 24-port Digital Modem Cards. The agreement contemplates that Bay will develop a 24-port Digital Modem Card for the Company, train the Company's personnel in the underlying technology, and provide technical assistance where necessary to permit the Company to market this digital technology.

     In connection with the Transfer, Penril and the Company will enter into a Technology License Agreement whereby Penril will license to the Company certain intellectual property, software and technical know-how, including those relating to a patent jointly owned by Penril and the University of Maryland. The Technology License Agreement will also obligate Penril to use its best efforts to obtain for the Company all rights obtained by Penril pursuant to cross licensing agreements involving such jointly owned patent.

BACKLOG

     A significant portion of data communications revenues are based on customer purchase orders with immediate shipment requirements. Backlog, which tends not to be significant in data communications products, is a result of the occasional customer order with future scheduled shipment requirements or misalignment of demand and production of a particular product. Because data communications revenues constitute such a significant portion of the revenues of the Company, the Company believes that the dollar amount of backlog at any given time is not indicative of the actual level of revenues which will ultimately be realized during future periods. Consequently, the Company believes that the amount of backlog is not a material consideration in understanding the Company's business operations.

COMPETITION

     The Company encounters substantial competition in the marketing of its products and many of its competitors have greater financial, marketing and technical resources. Important competitive factors in the markets for the Company's products are established customer base, product performance and features, service and support as well as price. The Company believes that it competes favorably with respect to these factors. There can be no assurance that the Company's products will compete successfully with competitive products that may be offered in the future or that aggressive pricing will not negatively impact the profitability of the Company.

SALES AND MARKETING

     The Company's distribution channel is composed of value-added resellers
(VARs), original equipment manufacturers (OEMs) and distributors in more than 40 countries. Sales to end-user customers account for less than 10% of the Company's revenues. This multi-channel strategy allows the Company to meet specific customer needs while giving coverage to the worldwide markets.

     Value Added Resellers. VARs integrate the Company's products with products of other vendors, into networking systems that are sold directly to end-users. VARs also sell the Company's products as stand-alone units. Sales to VARs are made at discounts based on purchase volumes and other incentive programs.

     Original Equipment Manufacturers. The Company also customizes its product for sale through OEMs. This customization may range from simple private labeling of existing products to complete customization of software and/or hardware to fit the product lines of the OEM.

     Distributors. The Company also sells its products to distributors who generally resell to VARs and other dealers. Distributors generally provide a minimal level of systems integration. The Company offers sales and marketing programs to assist distributors in promoting, selling and supporting the Company's products.

     Many of the Company's VARs and distributors carry products which are complementary to, or compete with, those of the Company, and may choose to give higher priority to products of other suppliers or competitors of the Company.

CUSTOMER SUPPORT, SERVICE AND WARRANTY

     The Company services, repairs and provides technical support for its products. A large portion of these support activities, provided through a 24 hour United States support center, are related to software and hardware configuration. The Company sells products with end-user warranty periods of up to sixty months. Following the expiration of the warranty period, if any, the Company offers services on a time and materials basis, or under maintenance contracts.

RESEARCH AND DEVELOPMENT

     Under its own sponsorship, the Company is continuously engaged in the development of new products as well as the development and enhancement of its existing products. The Company expensed approximately $5,520 (16% of consolidated revenues) for product development and engineering during fiscal 1995 compared to $6,797 (17% of consolidated revenues) in fiscal 1994 and $3,696 (17% of consolidated revenues) in fiscal 1993.

PROPERTIES

     The Company's executive offices are located in Gaithersburg, Maryland in facilities which the Company subleases from Penril. The overlease between Penril and Real Estate Income Partners III is for 54,874 square feet and expires in September 1999. The sublease between Penril and the Company provides for the sublease of all the premises with an expiration date of September 1999. The Company will assume all costs and expenses under the overlease including rental payments. The Company will have one option to extend the term of the sublease for a period of 119 months and may exercise the option by giving written notice to Penril prior to the end of the initial term of the sublease. The Company's monthly rent under
the sublease is $          per month. See "Certain Transactions -- Sublease
Agreement". The Company is currently negotiating with the owner of the property to enter into a direct lease of these facilities on terms more favorable to the Company; however there can be no assurance that such lease will be entered into or that the terms of such lease will be more favorable to the Company.

     The Company will lease a research and development facility in Carlstadt, New Jersey. The lease is for approximately 44,403 square feet and expires in September 2001. In addition to the facilities mentioned above, the Company will also lease several sales offices throughout the United States. The Company believes its properties will be adequate for its needs.

     In addition, EMI is a party to a lease for a manufacturing facility located in Johnstown, New York containing approximately 40,400 square feet (the "EMI Lease"). The EMI Lease expires in August 2005. Technipower is a party to a lease for a manufacturing facility located in Danbury, Connecticut containing approximately 30,000 square feet (the "Technipower Lease"). The Technipower Lease expires in February 1998. Penril intends to sell both EMI and Technipower prior to the Distribution. In the event either EMI or Technipower is not sold prior to the Distribution, the aforementioned lease obligations of EMI or Technipower, as the case may be, will be contributed by Penril to Access Beyond as part of the Transfer.

EMPLOYEES

     It is expected that the Company will employ approximately 140 employees as of the Distribution Date. The Company believes that its future success will depend largely on its ability to retain certain key personnel and to recruit and retain additional highly skilled employees who are in great demand. The Company will have employment contracts with certain officers, but does not have employment contracts with its other employees. See "Management -- Employment and Consulting Agreements".

LEGAL PROCEEDINGS

     Penril is involved in various claims and lawsuits incidental to its business. The Company has assumed the liabilities which may arise out of certain lawsuits to which Penril is a party, the more significant of which lawsuits are discussed below. All costs, expenses, liabilities and obligations of the litigation discussed below have been assumed by the Company and all recoveries from such litigation will be realized by the Company. In the opinion of management, the Company is adequately reserved against such claims and lawsuits, and any ultimate liability arising out of such claims and lawsuits will not have a material adverse effect on the financial condition or operations of the Company.

     On June 1, 1993 Penril initiated a lawsuit against Standard Microsystems Corp., SMC Massachusetts, Inc., Ashraf M. Dahad and Kwabena Akufo (the "SMC Defendants") in the Circuit Court of Maryland for Montgomery County for breach of contract including, among other things, failure to transfer technology, unfair competition and false representations. Penril seeks relief in an aggregate amount of approximately $50 million. The SMC Defendants subsequently brought a counterclaim alleging fraud and breach of contract and seeking recovery of amounts due under the contract which are alleged to be approximately $1,650,000 in compensatory damages plus unspecified punitive damages. As of July 31, 1996, the discovery stage of the litigation had been completed. Trial is scheduled to commence in January 1997.

     On December 24, 1994, Penril filed a complaint against Network Systems Corporation of Minneapolis, Minnesota ("NSC") in the Circuit Court of Maryland for Montgomery County. The litigation arises out of a contract in which Penril agreed to develop certain computer hardware and software to NSC's specifications. Penril alleges breach of contract, fraudulent inducement and defamation and is seeking specific performance, compensatory damages of $2,000,000 and punitive damages of $5,000,000. On March 28, 1995, NSC filed an answer and counterclaim in which NSC alleges negligent misrepresentation, fraud and breach of contract by Penril. NSC is seeking rescission of the contract, restitution of monies paid by NSC to Penril, compensatory damages of $5,000,000 and punitive damages in an unspecified amount. As of July 31, 1996, the litigation was in the discovery stage.

     Digital Equipment Corporation ("DEC") has claimed, through a series of written communications, that Penril has violated DEC patents related to DEC LAT technology. Penril has taken the position that Datability, Inc., prior to its acquisition by Penril, had a relationship with DEC that involved the development of LAT for which Datability has not collected. Both DEC and Penril have taken the position that it is in the best interests of both parties to work toward a fair resolution. As of July 31, 1996 no formal claims have been filed.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Pursuant to the Company Certificate and the Company's By-laws ("By-laws"), the Board of Directors of the Company (the "Board of Directors") is divided into three classes with each director serving a three year term (after the initial term). The following table sets forth certain information as to persons who will serve as directors and executive officers of the Company after the Distribution. The directors of Class I will hold office until the first scheduled annual meeting of stockholders in 1997, the directors of Class II will hold office until the annual meeting of stockholders in 1998 and the director of Class III will hold office until the annual meeting of stockholders in 1999. Thereafter, stockholders will elect the directors of each Class at the appropriate succeeding annual meeting of stockholders.

Directors

              NAME AND AGE                            PRINCIPAL OCCUPATION INFORMATION
- ----------------------------------------    ----------------------------------------------------
Class I -- Term Expiring at 1997
  Annual Meeting
Barbara Perrier, 41                         Ms. Perrier has served as Vice President and Chief
                                            Financial Officer of Communication Systems
                                            Technology, Inc., a developer of software and
                                            hardware communications and control equipment, since
                                            March 1996. Ms. Perrier served as President of
                                            VideoGrafects, Inc., a multimedia communications
                                            company specializing in the production of video and
                                            computer based material, from its founding in August
                                            1992 until the Company was sold to French Bray in
                                            March 1996. Prior to founding VideoGrafects, Inc.,
                                            Ms. Perrier was a special (investing) partner with
                                            New Enterprise Associates, a venture capital firm.
                                            Mr. Perrier is a director of French Bray, a printing
                                            and multimedia firm.

              NAME AND AGE                            PRINCIPAL OCCUPATION INFORMATION
- ----------------------------------------    ----------------------------------------------------
Class II -- Term Expiring at 1998
  Annual Meeting
John Howard, 43                             Mr. Howard has served as Chief Executive Officer of
                                            Gryphon Capital Partners Corporation, an investment
                                            firm, since February 1996. He served as Co-Chief
                                            Executive Officer of Vestar Capital Partners, a
                                            leveraged buyout firm, from 1990 to February 1996.
                                            Mr. Howard is also a director of Celestial
                                            Seasonings, Inc., a manufacturer of herbal teas,
                                            Dyersburg Fabrics, Inc., a textile manufacturer, and
                                            Clark Schwebel Inc., a fiberglass and Kevlar weaver.
                                            Mr. Howard is the brother of Ronald A. Howard.
Arthur Samberg, 55                          Mr. Samberg has served as President of
                                            Dawson-Samberg Capital Management, Inc., a
                                            registered investment advisor, since 1985. Mr.
                                            Samberg is a General Partner and senior portfolio
                                            manager of Pequot Partners Fund, L.P., Pequot
                                            International Fund Inc. and Pequot Endowment Fund,
                                            L.P.
Class III -- Term Expiring at 1999
  Annual Meeting
Ronald A. Howard, 40,                       Prior to the Distribution, Mr. Howard will be named
Chairman of the Board,                      Chairman of the Board, President and Chief Executive
President and Chief                         Officer of the Company. Mr. Howard has served as
Executive Officer                           President of the Datability Networks Division of
                                            Penril since 1994, and as Co-President of the
                                            Division from May 1993 until November 1994. He has
                                            held the position of Executive Vice President of
                                            Penril from May 1993. Mr. Howard was President of
                                            Datability Inc. from its founding in 1977 until it
                                            was acquired by Penril in May 1993.

     The Company intends to name one additional member to the Board of Directors prior to the Distribution. This director will have no prior employment or consulting relationship with the Company or Penril and no familial relationship with any officer or director of the Company or Penril. The additional director will be a Class I director.

Executive Officers (other than Directors)

    NAME, AGE AND PRINCIPAL POSITION                  PRINCIPAL OCCUPATION INFORMATION
- ----------------------------------------    ----------------------------------------------------
Richard D. Rose, 41,                        Mr. Rose was named Senior Vice President, Chief
Senior Vice President, Chief                Financial Officer and Treasurer of the Company in
Financial Officer and Treasurer             August 1996 after having served as Senior Vice
                                            President and Chief Financial Officer of Penril
                                            since April 1996 and as Chief Financial Officer of
                                            Penril since November 1994. He held the position of
                                            Vice President Finance of Penril from February 1994
                                            until April 1996 and Corporate Controller from 1988
                                            until February 1994. Mr. Rose was named Vice
                                            President-Controller and Principal Accounting
                                            Officer of Penril in December 1990 and served in
                                            said capacity until February 1994.

    NAME, AGE AND PRINCIPAL POSITION                  PRINCIPAL OCCUPATION INFORMATION
- ----------------------------------------    ----------------------------------------------------
John Clary, 50,                             Mr. Clary was named Vice President of Strategic
Senior Vice President and Chief             Planning of Penril in August 1996. From May 1995
Operating Officer                           until joining Penril, he was President and
                                            co-founder of Outsource Solutions, Inc., an
                                            electronics manufacturing services company. For more
                                            than five years prior to May 1995, Mr. Clary held
                                            several senior level management positions, most
                                            recently as Senior Vice President, Product
                                            Operations, with Network Equipment Technologies, a
                                            WAN equipment manufacturing company.
James P. Gallagher, 52,                     Mr. Gallagher was named Vice President -- Worldwide
Vice President -- Worldwide Sales           Sales of the Penril Datability Networks Division of
                                            Penril in November 1994. From May 1993, when Penril
                                            acquired Datability, Inc, until November 1994, Mr.
                                            Gallagher was Vice President, North and South
                                            American Sales of the Datability Networks Division.
                                            At Datability, Inc, he was Vice President of Sales
                                            from April 1990 until May 1993.
Mark Silverman, 34,                         Mr. Silverman has been employed for more than five
Vice President -- Research and              years by either the Datability Networks Division of
Development                                 Penril or Datability, Inc. In January 1996, he was
                                            named Vice President, Product Development for
                                            Internetworking Products. His prior positions with
                                            Penril and Datability, Inc. included Director of
                                            Product Development from September 1992 to January
                                            1996, Manager of Hardware Development from March
                                            1990 to September 1992 and Hardware Engineer from
                                            October 1987 to March 1990.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Audit Committee and a Compensation Committee.

     The general functions of the Audit Committee include selecting the independent auditors (or recommending such action to the Board of Directors), evaluating the performance of the independent auditors and their fees for services, reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, consulting with management, internal auditors and the independent auditors as to the systems of internal accounting controls, and reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence. The members of the Audit Committee will be outside directors and will be determined by the full Board of Directors of the Company.

     The Compensation Committee is authorized and directed to (i) review and approve the compensation and benefits of the Company's executive officers, (ii) review and approve the annual salary plans, (iii) review management organization and development, (iv) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, (v) administer the Incentive Plan (defined below) and the granting of options under that plan, the Directors' Plan (defined below) and any other plans that may be established, (vi) review and recommend for the approval of the Board of Directors of the Company the compensation of directors, and (vii) determine the compensation and benefits of the Chief Executive Officer and review and approve, or modify if appropriate, the recommendations of the Chief Executive Officer with respect to compensation and benefits of other executive officers. The members of the Compensation Committee will be outside directors and will be determined by the full Board of Directors.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors of the Company who are also employees of the Company will not receive any additional compensation for service on the Board of Directors or any committees of the Board of Directors. Members of the Board of Directors of the Company who are not employees will receive an annual retainer of $5,000 plus a stipend of $1,000 for each Board meeting attended. Non-employee directors will receive additional stipends for service on committees of the Board of Directors of the Company of $1,000 per committee meeting not held on the same day as a Board meeting.

EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation for services in all capacities to Penril for the fiscal years ended July 31, 1996, 1995 and 1994 of those persons who will be at the Distribution Date, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "named executive officers") who were employed by Penril during fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                             ANNUAL                   COMPENSATION AWARDS
                                          COMPENSATION        -----------------------------------
                 NAME AND               -----------------          STOCK             ALL OTHER
            PRINCIPAL POSITION          YEAR      SALARY        OPTIONS(1)        COMPENSATION(2)
    ----------------------------------- ----     --------     ---------------     ---------------
    Ronald A. Howard................... 1996     $221,877         250,000             $   484
    Chairman of the Board,              1995     $200,000          30,000             $ 5,458
    President and Chief                 1994     $203,333              --             $   250
    Executive Officer
    John Clary (3).....................   --           --              --                  --
    Senior Vice President
    and Chief Operating Officer
    Richard D. Rose.................... 1996     $153,768          30,000             $ 3,446
    Senior Vice President and           1995     $125,848          20,000             $ 4,547
    Chief Financial Officer             1994     $115,335           5,000             $ 4,311
    James Gallagher.................... 1996     $188,293          20,000             $   300
    Vice President -- Worldwide Sales   1995     $167,786          10,000             $   250
                                        1994     $168,858              --             $   250
    Mark Silverman..................... 1996     $109,577          15,000             $   300
    Vice President -- Research          1995     $105,674           5,000             $   250
    and Development                     1994     $101,923              --             $   250

- ---------------

(1) Number of shares granted under the 1986 Incentive Plan of Penril. The options are exercisable at prices ranging from $2.31 to $8.00 per share, the fair market value at the date of grant. Penril does not grant SARs.

(2) Includes for fiscal 1996, $300 paid for the benefit of each of the named executives pursuant to the Company's 401(k) Plan. Also includes $274 each for Mr. Howard and Mr. Rose, under the Company's Split-Dollar Life Insurance Program and for Mr. Howard and Mr. Rose, $210 and $3,172 respectively, paid to the Exec-U-Care Medical Insurance Trust.

(3) Mr. Clary joined Penril on August 5, 1996, as Vice President of Strategic Planning, at an annual salary of $150,000.

                    PENRIL OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                         % OF                                                      ANNUAL RATES OF STOCK
                                    TOTAL OPTIONS                                                  PRICE APPRECIATION FOR
                                      GRANTED TO                                                       OPTION TERM(2)
                         OPTIONS     EMPLOYEES IN   EXERCISE OR  MARKET PRICE ON                   ----------------------
                        GRANTED(1)  FISCAL YEAR(1)  BASE PRICE    DATE OF GRANT   EXPIRATION DATE      5%         10%
                        ----------  --------------  -----------  ---------------  ---------------  ----------  ----------
Ronald A. Howard.......   250,000        44.3%        $ 7.875        $ 7.875         09/08/2005    $1,238,136  $3,137,680
Richard D. Rose........    20,000         3.5%          6.440          6.440         04/09/2006    $   81,002  $  205,274
Richard D. Rose........    10,000         1.8%          5.690          5.690         11/03/2005    $   35,784  $   90,684
James Gallagher........    10,000         1.8%          6.440          6.440         04/09/2006    $   40,501  $  102,637
James Gallagher........    10,000         1.8%          7.875          7.875         09/08/2005    $   49,525  $  125,507
Mark Silverman.........    10,000         1.8%          6.440          6.440         04/09/2006    $   40,501  $  102,637
Mark Silverman.........     5,000         0.9%          8.000          8.000         12/19/2005    $   25,156  $   63,750

- ---------------

(1) Reflects only options; Penril does not grant SARs.

(2) Assumed annual appreciation rates are set by the Commission and are not a forecast of future appreciation. The actual realized value depends on the market value of Penril Common Stock on the exercise date, and no gain to the optionees is possible without an increase in the price of Penril Common Stock. All assumed values are pre-tax and do not include dividends.

             AGGREGATED PENRIL OPTION EXERCISES IN FISCAL YEAR 1996
                     AND FISCAL 1996 YEAR-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                       NUMBER OF                                IN-THE-MONEY
                                                  UNEXERCISED OPTIONS       PER SHARE            OPTIONS AT
                                                  AT FISCAL YEAR-END    EXERCISE PRICE OF     FISCAL YEAR-END
                       SHARES ACQUIRED   VALUE       EXERCISABLE/      UNEXERCISED OPTIONS      EXERCISABLE/
         NAME            ON EXERCISE    REALIZED   UNEXERCISABLE(1)    AT FISCAL YEAR-END   UNEXERCISABLE(1)(2)
- ---------------------- ---------------  --------  -------------------  -------------------  --------------------
Ronald A. Howard......      99,000      $520,875     271,000/--             $2.875-$7.875   $ 1,393,605/--
Richard D. Rose.......      96,667      $571,852           0/0                 --                    --
James Gallagher.......      12,000      $ 43,820      36,000/27,000    $2.310-$7.875        $   303,375/$181,690
Mark Silverman........       8,000      $ 14,440      13,500/18,500    $4.125-$8.000        $   111,817/$114,818

- ---------------

(1) Reflects only stock options; Penril does not grant SARs.

(2) Based on the Year-End per share closing price of $12.63 (as reported on Nasdaq on July 31, 1996). Represents the difference between the per share option exercise price and $12.63.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Upon consummation of the Distribution, Mr. Howard will enter into an employment contract with the Company to serve as Chairman of the Board, President and Chief Executive Officer (the "Howard Employment Agreement"). The Howard Employment Agreement will provide, among other things, a two year term of employment, an annual salary of $175,000, an opportunity for bonus compensation in an amount at least equal to his annual salary pursuant to a plan to be established by the Board of Directors, and benefits consistent with those normally provided by the Company to its executive employees including, without limitation, a $5,000,000 term life insurance policy. The Howard Employment
Agreement will also provide that options to purchase      shares of Company
Stock are to be granted to Mr. Howard and that, upon a change of control of the
Company, Mr. Howard will receive a payment equal to      times his annual base
salary.

     Also upon consummation of the Distribution, Mr. Rose will enter into an employment agreement with the Company, to serve as Senior Vice President, Chief Financial Officer and Treasurer (the "Rose Employment Agreement"). The Rose Employment Agreement will provide for Mr. Rose to serve as the Company's Chief Financial Officer at an annual salary of $150,000. The Rose Employment Agreement also will provide that options to purchase 75,000 shares of Company Stock are to be
granted to Mr. Rose, that Mr. Rose will receive a payment of   times his base
salary in the event of a change in control of the Company, that Mr. Rose will receive at least twelve months notice of termination and that Mr. Rose will participate in any executive bonus plan and other benefits consistent with those normally provided by the Company to its executive officers.

     Upon consummation of the Distribution, an employment agreement between the Company and Mr. Clary ("Clary Employment Agreement") will become effective. The agreement will provide for a salary at the rate of $150,000 plus an opportunity for bonus compensation of up to $150,000 pursuant to a plan to be established by the Board of Directors. The term of this agreement will be terminable by either party at will and will provide that options to purchase 125,000 shares of Company Stock are to be granted to Mr. Clary. The agreement also will provide for reimbursement of certain living expenses and travel expenses.

     Effective as of the Distribution, Henry D. Epstein will be a consultant to the Company under the terms of a consulting agreement (the "Epstein Agreement") between the Company and Ideonics, a financial and technology consulting firm owned by Mr. Epstein. The Epstein Agreement will provide, among other things, for a four year consulting term with an annual consulting fee of $137,500. In addition, pursuant to the Epstein Agreement, the Company will provide Ideonics with office space, secretarial assistance and health care benefits for Mr. Epstein. Mr. Epstein is Chairman of the Board of both Penril and the Company until the Merger and the Distribution, respectively.

PENRIL BENEFIT PLANS

     Retirement and Savings Plan. Penril's Retirement and Savings Plan ("401(k) Plan") is a defined contribution plan including provisions of Section 401(k) of the Internal Revenue Code. Employees of Penril who have completed 90 days of eligibility service ("Participants") are eligible to participate in the 401(k) Plan. The 401(k) Plan permits, but does not require Penril to make matching contributions. In addition, Penril may make discretionary contributions to the 401(k) Plan which will be allocated to each Participant based on the ratio of such Participant's eligible compensation to the total of all Participants' eligible compensation. Amounts contributed by Penril vest as to 30% after 1 year of eligible service, 60% after 2 years of eligible service and 100% after 3 years of eligible service. Participants may elect to direct the investment of their contributions in accordance with the provisions of the 401(k) Plan. As a part of the Transfer, the 401(k) Plan will be transferred to the Company and active participation in the 401(k) Plan will be limited to eligible employees of the Company. The Company intends to split up the 401(k) Plan so that the portion of the plan representing the benefits of participants not employed by the Company can be terminated.

     The 1986 Incentive Plan of Penril. On October 8, 1986, the Board of Directors of Penril adopted the 1986 Incentive Plan of Penril (the "1986 Plan"). The 1986 Plan is intended to encourage officers and other key employees of Penril to acquire or increase their ownership of Penril Stock.

     The 1986 Plan authorizes the grant to officers and key employees of awards ("Awards") consisting of "incentive stock options," as that term is defined under the provisions of Section 422 of the Code, non-qualified stock options (or a combination of the two) and restricted stock awards. There are 1,587 shares of Penril Stock available for granting Awards under the 1986 Plan. The Stock Option/Compensation Committee of the Board of Directors of Penril (the "Penril Committee") administers the 1986 Plan and has sole discretion to determine those employees to whom Awards will be granted, the number of Awards granted, the provisions applicable to each Award and the time periods during which Awards may be exercisable.

     The exercise price of each incentive stock option may not be less than the fair market value of Penril Stock at the date of grant. Under the 1986 Plan, fair market value is generally the closing price of Penril Stock on the last business day prior to the date on which the value is to be determined. Unless the Penril Committee determines otherwise, the option price per share of any non-qualified stock option shall be the fair market value of the shares of Penril Stock on the date the option is granted. The exercise price of each incentive stock option granted to any stockholder possessing more than 10% of the combined voting power of all classes of capital stock of Penril, or, if applicable, a parent or subsidiary of Penril, on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.

     Options granted are exercisable for a term of not more than ten years from the date of grant. No employee may be granted an incentive stock option to the extent the aggregate fair market value, as of the date of grant, of the stock with respect to which incentive stock options are first exercisable by such employee during any calendar year exceeds $100,000.

     Restricted stock awards are rights granted by the Penril Committee to receive shares of Penril Stock subject to forfeiture and other restrictions determined by the Penril Committee. Until the restrictions with respect to any restricted stock award lapse, the shares will be held by Penril and may not be sold or otherwise transferred by the employee. Except as otherwise determined by the Penril Committee, until the restrictions lapse, the shares will be forfeited if the employee's employment is terminated for any reason other than a "change in control" or "trigger event," death, disability or retirement on or after the employee's attainment of 65 years of age. Except as otherwise determined by the Penril Committee, all restrictions will lapse upon the earliest of the death, disability or retirement of the recipient employee on or after the employee's attainment of 65 years of age. Unless the Penril Committee determines otherwise, 30% of the shares subject to a restricted stock award will vest on the first anniversary of the date of the grant, 60% on the second anniversary and 100% on the third anniversary of the grant.

     Awards granted under the 1986 Plan are subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend or other similar event affecting Penril Stock such as the Distribution. An Award will not be transferable, other than by will or the laws of descent and distribution or, in certain circumstances, pursuant to a qualified domestic relations order, and an Award may be exercised, during the lifetime of the holder of the Award, only by the holder, or the holder's personal representative in the event of disability.

     In the case of a "change in control" of Penril or a "trigger event," an option holder will generally have the right, commencing at least five days prior to the "change in control" or "trigger event" and subject to any other limitation on the exercise of the option in effect on the date of exercise, to immediately exercise any options in full to the extent they previously have not been exercised, without regard to any vesting limitations. On July 2, 1996, the Penril Committee took action which caused all of the outstanding Penril options held by directors and executive officers of Penril to vest.

     The 1986 Plan will terminate on October 8, 1996, and Awards will not be granted under the 1986 Plan after that date although the terms of any Award may be amended in accordance with the 1986 Plan at any date prior to the end of the term of such Award. Any Awards outstanding at the time of termination of the 1986 Plan will continue in full force and effect according to the terms and conditions of the Award and the 1986 Plan.

     The 1986 Plan may be amended by the Board of Directors of Penril, provided that stockholder approval will be necessary as required under Section 422 of the Code or Rule 16b-3 of the regulations of the Exchange Act, and provided further the no amendment may impair any rights of any holder of an Award previously granted under the 1986 Plan without the holder's consent.

     The 1995 Long-Term Incentive Plan of Penril. On December 13, 1995, Penril adopted the 1995 Long-Term Incentive Plan of Penril (the "1995 Plan"). The 1995 Plan is intended to encourage officers and other key employees of Penril and its subsidiaries to acquire or increase their ownership of Penril Stock.

     The 1995 Plan authorizes the grant to officers and key employees of awards ("Awards") consisting of "incentive stock options," as that term is defined under the provisions of Section 422 of the Code, non-qualified stock options and restricted stock awards. There are 930,000 shares of Penril Stock available for granting Awards under the 1995 Plan. The Penril Committee administers the 1995 Plan and has sole discretion to determine those employees to whom Awards will be granted, the number of Awards granted, the provisions applicable to each Award and the time periods during which Awards may be exercisable.

     The Penril Committee may grant incentive stock options, non-qualified stock options, or a combination of the two. The exercise price of each incentive stock option may not be less than the fair market value of Penril Stock at the date of grant. Under the 1995 Plan, fair market value is generally the closing price of Penril Stock on the last business day prior to the date on which the value is to be determined. Unless the Penril Committee determines otherwise, the option price per share of any non-qualified stock option will be the fair market value of the shares of Penril Stock on the date the option is granted. The exercise price of each incentive stock option granted to any stockholder possessing more than 10% of the combined voting power of all classes of capital stock of Penril, or, if applicable, a parent or subsidiary of Penril, on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.

     Options granted will be exercisable for a term of not more than ten years from the date of grant. In addition, no employee may be granted an incentive stock option to the extent the aggregate fair market value, as of the date of grant, of the stock with respect to which incentive stock options are first exercisable by such employee during any calendar year, exceeds $100,000.

     Restricted stock awards are rights granted by the Penril Committee to receive shares of Company Stock subject to forfeiture and other restrictions determined by the Penril Committee. Until the restrictions with respect to any restricted stock award lapse, the shares will be held by Penril and may not be sold or otherwise transferred by the employee. Except as otherwise determined by the Penril Committee, until the restrictions lapse, the shares will be forfeited if the employee's employment is terminated for any reason other than death, disability or retirement on or after the employee's attainment of 65 years of age. Except as otherwise determined by the Penril Committee, all restrictions will lapse upon the earliest of the death, disability or retirement of the recipient employee on or after the employee's attainment of 65 years of age. Unless the Penril Committee determines otherwise, 30% of the shares subject to a restricted stock award will vest on the first anniversary of the date of grant, 60% on the second anniversary and 100% on the third anniversary of the grant.

     Awards granted under the 1995 Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend, or other similar event affecting Penril Stock. An Award will not be transferable, other than by will or the laws of descent and distribution or, in certain circumstances, pursuant to a qualified domestic relations order, and an Award may be exercised, during the lifetime of the holder of the Award, only by the holder, or the holder's personal representative in the event of disability.

     In the case of a "change in control" of Penril, an option holder will generally have the right, commencing at least five days prior to the "change in control" and subject to any other limitation on the exercise of the option in effect on the date of exercise, to immediately exercise any options in full to the extent they previously have not been exercised, without regard to any vesting limitations. On July 2, 1996 the Penril Committee took action which caused all of the outstanding Penril options held by directors and executive officers of Penril to vest.

     Penril, in its sole discretion, may establish procedures, subject to certain restrictions, whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, and certain other laws, may exercise an option or a portion thereof without making a direct payment of the option price to Penril, without regard to any vesting limitations.

     The 1995 Plan will terminate on December 13, 2005, and Awards may not be granted under the 1995 Plan after that date, although the terms of any Award may be amended in accordance with the 1995 Plan at any date prior to the end of the term of such Award. Any Awards outstanding at the time of termination of the 1995 Plan will continue in full force and effect according to the terms and conditions of the Award and the 1995 Plan.

     The 1995 Plan may be amended by the Board of Directors of Penril, provided that stockholder approval will be necessary as required under the Section 422 of the Code or Rule 16b-3 of the regulations of the

Exchange Act, and provided further that no amendment may impair any rights of any holder of an Award previously granted under the 1995 Plan without the holder's consent.

COMPANY BENEFIT PLANS

     The Company's 1996 Long-Term Incentive Plan. It is expected that the Board of Directors of the Company will adopt the Company's 1996 Long-Term Incentive Plan (the "Company Incentive Plan"), subject to approval by the Company's stockholders. The Company Incentive Plan will be intended to encourage ownership of Company Stock by officers and other key employees of the Company, to encourage their continued employment with the Company and to provide them with additional incentives to promote the success of the Company.

     The Company Incentive Plan will authorize the grant to officers and key employees of awards ("Awards") consisting of "incentive stock options," as that term is defined under the provisions of Section 422 of the Code and
non-qualified stock options. There will be           shares of Company Stock
available for granting Awards under the Company Incentive Plan. The Compensation Committee of the Board of Directors of the Company (the "Committee") will administer the Company Incentive Plan and will have sole discretion to determine those employees to whom Awards will be granted, the number of Awards granted, the provisions applicable to each Award and the time periods during which Awards may be exercisable; provided, however, that no employee may receive options to
acquire more than           shares of Company Stock during any given year.

     The Committee may grant incentive stock options, non-qualified stock options, or a combination of the two. The exercise price of each incentive stock option may not be less than the fair market value of the Company Stock at the date of grant. Under the Company Incentive Plan, fair market value generally will be the closing price of the Company Stock on Nasdaq on the last business day prior to the date on which the value is to be determined; provided, however, with respect to options granted on or before the Distribution Date, fair market value means the fair market value of the shares as determined by the Committee in its discretion. Unless the Committee determines otherwise, the option price per share of any non-qualified stock option will be the fair market value of the shares of Company Stock on the date the option is granted. The exercise price of each incentive stock option granted to any stockholder possessing more than 10% of the combined voting power of all classes of capital stock of the Company, or, if applicable, a parent or subsidiary of the Company, on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.

     Options granted will be exercisable for a term of not more than ten years from the grant. In addition, no employee may be granted an incentive stock option to the extent the aggregate fair market value, as of the date of grant, of the stock with respect to which incentive stock options are first exercisable by such employee during any calendar year exceeds $100,000.

     Awards granted under the Company Incentive Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend or other similar event affecting the Company Stock. An Award will not be transferable, other than by will or the laws of descent and distribution or, in certain circumstances, pursuant to a qualified domestic relations order, and an Award may be exercised, during the lifetime of the holder of the Award, only by the holder, or the holder's personal representative in the event of disability.

     In the case of a "change in control" of the Company, each Award granted under the Company Incentive Plan will terminate 90 days after the occurrence of such "change in control" and an option holder will generally have the right, commencing at least five days prior to the "change in control" and subject to any other limitation on the exercise of the option in effect on the date of exercise, to immediately exercise any options in full to the extent they previously have not been exercised.

     The Company Incentive Plan will terminate on             , 2006, and Awards
will not be granted under the Company Incentive Plan after that date although the terms of any Award may be amended in accordance with the Company Incentive Plan at any date prior to the end of the term of such Award. Any Awards outstanding at the time of termination of the Company Incentive Plan will continue in full force and effect according to the terms and conditions of the Award and the Company Incentive Plan.

     The Company Incentive Plan may be amended by the Board of Directors of the Company, provided that stockholder approval will be necessary as required under
Section 422 of the Code or Rule 16b-3 of the regulations of the Exchange Act, and provided further that no amendment may impair any rights of any holder of an Award previously granted under the Company Incentive Plan without the holder's consent.

     The Company's 1996 Non-Employee Directors' Stock Option Plan. It is expected that the Board of Directors of the Company will adopt the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan").

     The Directors' Plan is intended to encourage non-employee directors of the Company to acquire or increase their ownership of Company Stock on reasonable terms, and to foster a strong incentive to put forth maximum effort for the continued success and growth of the Company. The Directors' Plan provides for
the granting of non-qualified stock options to purchase      shares of Company
Stock to current and future non-employee directors of the Company. As of the Distribution Date, the non-employee directors eligible to receive stock options under the Directors' Plan will be Arthur Samberg, Barbara Perrier, John Howard
and           .

     Each of the directors identified above as being eligible to receive stock
options under the Directors' Plan will be granted an option on             ,
1996 to purchase 25,000 shares of Company Stock. Each non-employee director who subsequently joins the Board of Directors will be granted, on the first business day following the first day of his term, an option to purchase 25,000 shares of Company Stock. On the fifth business day after the Company's Annual Report on Form 10-K is filed with the Commission for each fiscal year that the Directors' Plan is in effect, each person who is a non-employee Director on such date will receive an additional option to purchase 5,000 shares of Company Stock. If the number of shares available for grant under the Directors' Plan on a scheduled date of grant is insufficient to make all the grants, then each eligible director will receive an option to purchase a pro rata number of the available shares.

     The option price per share will be the fair market value of the shares of Company Stock on the date of grant. Under the Directors' Plan, fair market value is generally the closing price of the Company Stock on Nasdaq on the last business day prior to the date on which the value is to be determined; provided, however, that with respect to the initial option grants, fair market value means the closing price of the Company Stock.

     The options granted under the Directors' Plan will be exercisable for a term of ten years from the date of grant, subject to earlier termination, and may be exercised at any time after three years from the date of grant.

     In the event that a director ceases to be a member of the Board of Directors of the Company (other than by reason of death or disability), an option may be exercised by the director (to the extent the director was entitled to do so at the time he ceased to be a member of the Board of Directors of the Company) at any time within seven months after he ceases to be a member of the Board of Directors of the Company, but not beyond the term of the option. If the director dies or becomes disabled while he is a member of the Board of Directors of the Company or within seven months thereafter, an option may be exercised (to the extent the director shall have been entitled to exercise the option as of the date of his death or the termination of his directorship by reason of his disability) by a legatee of the director under his will, or by him or his personal representative or distributees, as the case may be, at any time within 12 months after his death or disability, but not beyond the term of the option. The Directors' Plan will be administered by the Committee. Unless the Committee determines otherwise, 30% of the shares subject to the original option to purchase 25,000 shares of Company Stock will vest on the first anniversary of the date of grant, 60% on the second anniversary of the date of grant and 100% on the third anniversary of the date of grant. Unless the Committee determines otherwise, 100% of the shares subject to each subsequent option will vest on the third anniversary of the date of grant.

     Options granted under the Directors' Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend or other similar event affecting the Company Stock. Options will not be transferable other than by will or pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order, and will be exercisable during the lifetime of an option holder only by such holder or his personal representative in the event of disability.

     Upon a "change in control" of the Company (as defined in the Directors'
Plan), each option granted under the Directors' Plan will terminate on the later of (i) 90 days after the occurrence of the "change in control" and (ii) seven months following the date of grant of each option, and an option holder will have the right, commencing at least five days prior to the "change in control" and subject to any other limitation on the exercise of the option in effect on the date of exercise, to immediately exercise any options in full, to the extent they have not previously been exercised.

     The Directors' Plan will terminate on             , 2006 and options may
not be granted under the Directors' Plan after that date, although the terms of any option may be amended in accordance with the Directors' Plan at any date prior to the end of the term of that option. Any options outstanding at the time of termination of the Directors' Plan will continue in full force and effect according to the terms and conditions of the option and the Directors' Plan.

     The Directors' Plan may be amended by the Board of Directors of the Company, provided that stockholder approval will be necessary if required under Rule 16b-3 of the General Rules and Regulations of the Exchange Act, and no amendment may impair any of the rights of any holder of an option previously granted under the Directors' Plan without the holder's consent.

     The principal terms of the option grants are fixed in the Directors' Plan. Therefore, the Committee will have no discretion to select which directors receive options, the number of shares of Company stock included in any grant, or the exercise price of options.

                               SECURITY OWNERSHIP

     All of the outstanding Company Stock will be held by Penril until the Distribution. The following table sets forth the projected beneficial ownership of the Company Stock immediately following the Distribution by each director and executive officer of the Company at that time and all directors and executive officers of the Company at that time as a group, as well as by any person projected to own beneficially more than 5% of the Company Stock, based upon such person's reported ownership of Penril Stock in filings made with the Commission
pursuant to Sections 13(d) and 13(g) of the Exchange Act as of             ,
1996. The information in this table was based in part on information supplied by the named individuals. Various members of management of the Company have indicated that they may purchase shares of Company Stock in the open market after the Distribution Date.

                                                             SHARES OF COMPANY STOCK PROJECTED TO BE
                                                                        BENEFICIALLY OWNED
                                                             ----------------------------------------
                                                                  AMOUNT AND
                 NAME AND ADDRESS                            NATURE OF BENEFICIAL           PERCENTAGE
                OF BENEFICIAL OWNER                            OWNERSHIP(1)(2)              OWNERSHIP
- ---------------------------------------------------          --------------------           ---------
DIRECTORS AND EXECUTIVE OFFICERS:
Ronald A. Howard                                                                                   %
1300 Quince Orchard Boulevard
Gaithersburg, MD 20878
John Howard
80 Irving Place
New York, NY 10003
Barbara Perrier
8975 Guilford Road
Columbia, MD 21046
Arthur Samberg(3)
354 Pequot Avenue
Southport, CT 06490
Richard D. Rose
1300 Quince Orchard Boulevard
Gaithersburg, MD 20878
James Clary
1300 Quince Orchard Boulevard
Gaithersburg, MD 20878
James P. Gallagher
1300 Quince Orchard Boulevard
Gaithersburg, MD 20878
Mark Silverman
1300 Quince Orchard Boulevard
Gaithersburg, MD 20878
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                                                    %
  (          ).....................................
FIVE PERCENT SHAREHOLDERS
- ---------------------------------------------------
Henry D. Epstein
1300 Quince Orchard Boulevard
Gaithersburg, MD 20878
Pequot Partners Fund, L.P.,(3)                                                                     %
Pequot Endowment Fund, L.P. and
Pequot International Fund, Inc.
354 Pequot Avenue
Southport, CT 06490
Cramer Partners, L.P.(5)                                                                           %
56 Beaver Street, Suite 701
New York, NY 10004

- ---------------

(1) Reflects, in each case, the number of shares of Penril Stock beneficially owned as of the Distribution Record Date. Does not include options to purchase Company Stock.

(2) Includes, in certain instances, shares held in the name of an executive officer's or director's spouse or minor children, the reporting of which is required by applicable rules of the Commission, but as to which shares the executive officer or director may have disclaimed beneficial ownership.

(3) Includes 18,300 shares of Common Stock to be owned by Dawson-Samberg Capital Management, Inc., 306,500 shares of Common Stock to be owned by Pequot Partners Fund, L.P., a Delaware limited partnership whose general partner and investment manager is Pequot General Partners, a Connecticut general partnership ("General Partners"), 306,500 shares of Common Stock to be owned by Pequot Endowment Fund, L.P., a Delaware limited partnership whose general partner and investment manager is Pequot Endowment Partners, L.P., a Delaware limited partnership ("Endowment Partners") and 633,400 shares of Common Stock to be owned by Pequot International Fund Inc., a British Virgin Islands corporation, whose investment manager is DS International Partners, L.P., a Delaware limited partnership ("International Partners"). (Pequot Partners Fund, L.P., Pequot Endowment Fund, L.P. and Pequot International Fund Inc. are collectively referred to as the "Funds"). General Partners, Endowment Partners and International Partners (collectively, the "Partners") are to be the beneficial owners, as such term is used in Rule 13d-3 of the Exchange Act, of the shares of Common Stock to be owned by the Fund for which they act as investment manager, respectively. The Partners may be deemed to constitute a group as such term is used in Section 13(d) (3) of the Exchange Act. Each of the Partners disclaims beneficial ownership of the Common Stock to be beneficially owned by the other partners.

(4) Less than 1%.

(5) James J. Cramer, President of J.J. Cramer & Co. and Karen Cramer, Vice President of J.J. Cramer & Co. will have shared voting and dispositive power with respect to the 817,550 shares to be held by the Partnership and shared dispositive power with respect to the 132,500 shares to be held by GAM.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,000,000 shares of Company Stock, and 3,000,000 shares of preferred stock, $.01 par value per share ("Company Preferred Stock"). Immediately after the Distribution, it is
estimated that        shares of Company Stock will be issued and outstanding.

COMPANY STOCK

     The holders of Company Stock are entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of Company Stock do not have cumulative voting rights. Subject to any preferential rights held by holders of the Company Preferred Stock, the holders of Company Stock are entitled to receive ratably such dividends as may be declared from time to time by the Company's Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, holders of Company Stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of outstanding Company Preferred Stock, if any. Holders of Company Stock do not have preemptive, conversion or redemption rights. All the issued and outstanding shares of Company Stock are duly authorized, validly issued, fully paid and nonassessable.

     No current public trading market for the Company Stock exists, although the Company intends to list the Company Stock on Nasdaq. The extent of the market for the Company Stock and the prices at which the Company Stock may trade cannot be predicted. Until the Company Stock is distributed and an orderly market develops, the trading price may be volatile.

     After the Distribution, the Company will be an independent, publicly-traded company, owning, among other things, the Remote Access Business. The number and identity of stockholders of the Company immediately after the Distribution cannot currently be determined with certainty because it will be based on the number and identity of stockholders of Penril on the Distribution Date. However, based on the number of record stockholders and outstanding shares of Penril
Stock as of the close of business on             , 1996 and the distribution
ratio of one share of Company Stock for every one share of Penril Stock, the
Company expects to have approximately      holders of record of Company Stock
and           shares of Company Stock issued and outstanding immediately after the Distribution and no holders of record of Company

Preferred Stock or shares of Company Preferred Stock issued and outstanding immediately after the Distribution. In addition, as provided for in the Company Incentive Plan and the Directors' Plan, it is anticipated that the total number of shares of Company Stock with respect to which options may be granted and restricted stock may be awarded under the Company Incentive Plan and the
Directors' Plan will not exceed           shares,         of which would be
allocated strictly to the Directors' Plan, subject to adjustment (together with the exercise price of options and the purchase price, if any, of restricted stock) to reflect any change in the Company's outstanding shares of Company Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations or other similar events affecting the number or kind of outstanding shares. It is believed that directors and executive officers of the
Company will own, in the aggregate, less than   percent of the outstanding
shares of Company Stock immediately after the Distribution. See "Security Ownership."

     The Company Stock distributed to Penril stockholders will be freely transferable, except for shares received by any persons who may be deemed to be "affiliates" of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with the Company and may include certain officers and directors of the Company as well as principal stockholders of the Company. Persons who are affiliates of the Company will be permitted to sell their shares of Company Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption provided by Section 4(1) of the Securities Act or Rule 144 thereunder. The Section 4(1) exemption allows the sale of unregistered shares by a person who is not an issuer, an underwriter or a dealer. Rule 144 provides persons who are not issuers with objective standards for selling restricted securities and securities held by affiliates without registration. The rule requires that (1) current public information be available concerning the issuer;
(2) restricted stock generally be held two years or more; (3) volume limitations are placed on sales during any three-month period; and (4) affiliates comply with certain manner of sale restrictions. The amount of Company Common Stock which could be sold by a person (or persons whose shares are aggregated) under Rule 144 during a three month period cannot exceed the greater of (1)
approximately           shares, or (2) the average weekly trading volume for the
shares for a four-week period prior to the date that notice of the sale is filed with the Commission.

     The transfer agent and registrar for the Company Stock is Continental Stock Transfer & Trust Company.

PREFERRED STOCK

     The Board of Directors of the Company, without further approval or action by the stockholders, is authorized to issue shares of Company Preferred Stock in one or more series and to fix as to any such series the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights and any other preference or special rights and qualifications. Issuances of Company Preferred Stock may adversely affect the rights of holders of Company Common Stock. Holders of Company Preferred Stock might, for example, be entitled to preference in distributions to be made to stockholders upon the liquidation, dissolution or winding up of the Company. In addition, holders of Company Preferred Stock might enjoy voting rights that limit, qualify or adversely affect the voting rights of holders of Company Stock. Such rights of the holders of one or more series of Company Preferred Stock might include the right to vote as a class with respect to the election of directors, major corporate transactions or otherwise, or the right to vote together with the holders of Company Stock with respect to any such matter. The holders of Company Preferred Stock might be entitled to cast multiple votes per share. The issuance of Company Preferred Stock could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the stockholders. The Company has no present plans to issue any shares of Preferred Stock.

ANTITAKEOVER PROVISIONS OF THE COMPANY CERTIFICATE AND COMPANY BY-LAWS

     Penril, as sole stockholder of the Company, has approved a Company Certificate and Company By-laws. Such Company Certificate and Company By-laws
(i) provide for a Classified Board of Directors of the

Company from which directors may only be removed by Stockholders for cause; (ii) generally provide that only a majority of the Board of Directors of the Company shall have the authority to fill vacancies on the Board of Directors; (iii) restrict the right to amend certain provisions of the Company Certificate and Company By-laws; (iv) restrict the right of stockholders to call special meetings; (v) establish an advance notice procedure regarding the nomination of directors by stockholders and stockholder proposals to be brought before an annual meeting; and (vi) authorize the Company's Board of Directors to issue Company Preferred Stock without further stockholder approval. These provisions are designed to encourage any person who desires to take control of and/or acquire the Company to enter into negotiations with the Board of Directors of the Company, thereby making more difficult the acquisition of the Company by means of a tender offer, a proxy contest or other non-negotiated means. In addition to encouraging any person intending to attempt a takeover of the Company to negotiate with the Board of Directors of the Company, these provisions also curtail such person's use of a dominant equity interest to control any negotiations with the Board of Directors of the Company. Under such circumstances, the Board of Directors of the Company may be better able to make and implement reasoned business decisions and protect the interests of all of the Company's stockholders. A copy of the Company Certificate and Company By-laws are each filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Classified Board of Directors. The Company Certificate provides for the Board of Directors of the Company to be divided into three classes serving staggered terms so that directors' initial terms will expire at the 1997, 1998 or 1999 annual meeting of stockholders. Starting with the 1997 annual meeting of the Company's stockholders, one class of directors will be elected each year for a three-year term. See "Management -- Directors and Executive Officers." The classes will be as nearly equal in number as possible. The classification of directors makes it more difficult for a significant stockholder to change the composition of the Board of Directors of the Company in a relatively short period of time and, accordingly, provides the Board of Directors of the Company and stockholders time to review any nomination that a significant stockholder may make and to pursue alternative courses of action which it believes are fair to all the stockholders of the Company.

     Removal of and Filling Vacancies on the Board of Directors of the Company. The Company Certificate provides that, subject to any rights of the holders of any class or series of the capital stock of the Company entitled to vote generally in the election of directors, only a majority vote of the members of the Board of Directors then in office, although less than a quorum, shall have the authority to fill any vacancies on the Board of Directors of the Company, including vacancies created by an increase in the authorized number of directors. Moreover, because the Company Certificate provides for a classified board, Delaware law provides that the stockholders may remove a member of the Board of Directors of the Company only for cause and the Company Certificate requires the affirmative vote of the holders of at least 80% of the voting power of all the then-outstanding shares of the voting stock of the Company, voting together as a single class, to remove a member of the Board of Directors. These provisions relating to removal and filling of vacancies on the Board of Directors of the Company preclude stockholders from enlarging the Board of Directors of the Company or removing incumbent directors and filling vacancies with their own nominees.

     Amendment of the Company Certificate and Company By-laws. The Company Certificate contains provisions requiring the affirmative vote of the holders of at least 80% of the voting power of the Company Stock entitled to vote generally in the election of directors to amend certain provisions of the Company Certificate and Company By-laws (including certain of the provisions discussed above). These provisions make it more difficult for stockholders to make changes in the Company Certificate or Company By-laws, including changes designed to facilitate the exercise of control over the Company.

     Special Meetings. The Company By-laws provide that special meetings of stockholders can be called only by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, the Secretary or by the Board of Directors of the Company. Stockholders are not permitted to call a special meeting but may, upon a written request by stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote, require that any of the foregoing call a special meeting of stockholders. These provisions prohibit a significant stockholder from authorizing stockholder action without a meeting at which all stockholders would be entitled to participate.

     Nominations of Directors and Stockholder Proposals. The Company By-laws establish an advance notice procedure with regard to the nomination other than by, or at the direction of, the Board of Directors of the Company of candidates for election as directors (the "Nomination Procedure") and with regard to stockholder proposals to be brought before an annual meeting of stockholders (the "Business Procedure"). The Nomination Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors of the Company, or by a stockholder of the Company entitled to vote for the election of directors who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. The Business Procedure provides that to be properly brought before an annual meeting, business must be specified in the notice of the annual meeting given by or at the direction of the Board of Directors of the Company or brought before the meeting by, or at the direction of, the Board of Directors of the Company or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. To be timely, notice for nominations or stockholder proposals must be received by the Company not less than 60 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. In addition to the foregoing requirements, the proxy rules under the Exchange Act set forth certain requirements, including stockholder eligibility, timing and attendance requirements, which must be satisfied in order for a stockholder proposal to be included in the Company's proxy statement and form of proxy. These requirements under the Exchange Act may differ from those set forth under the Nomination Procedure or the Business Procedure.

     Under the Nomination Procedure, notice to the Company from a stockholder who proposes to nominate a person at an annual meeting for election as a director must contain certain information about that person so nominated, including age, business and residence addresses, principal occupation, the class and number of shares of Company Stock beneficially owned, and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. Under the Business Procedure, notice relating to a stockholder proposal must contain certain information about such proposal and about the stockholder who proposes to bring the proposal before the meeting, including the class and number of shares of Company Stock beneficially owned by such stockholder. If the officer of the Company presiding at the meeting determines that a person was not nominated in accordance with the Nomination Procedure, or that other business was not brought before the meeting in accordance with the Business Procedure, such person is not eligible for election as a director, or such business is not to be conducted as such meeting, as the case may be.

     The purpose of the Nomination Procedure is, by requiring advance notice of nomination by stockholders, to afford the Board of Directors of the Company a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors of the Company, to inform stockholders about such qualifications. The purpose of the Business Procedure is, by requiring advance notice of stockholder proposals, to provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Board of Directors of the Company, to provide the Board of Directors of the Company with a meaningful opportunity to inform stockholders, prior to such meetings, of any proposal to be introduced at such meetings, together with any recommendation as to the Board of Directors of the Company's position or belief as to action to be taken with respect to such proposal, so as to enable stockholders better to determine whether they desire to attend such meeting or grant a proxy to the Board of Directors of the Company as to the disposition of any such proposal. Although the Company By-laws do not give the Board of Directors of the Company any power to approve or disapprove stockholder nominations for the election of directors or any other proposal submitted by stockholders, the Company By-laws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular stockholder meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

     Issuance of Company Preferred Stock. The Company Certificate authorizes the Board of Directors of the Company to issue Company Preferred Stock, without further stockholder approval, which could have dividend, redemption, liquidation, conversion, voting or other rights that could adversely affect the voting power and other rights of holders of Company Stock. The ability of the Board of Directors of the Company to issue Company Preferred Stock could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the stockholders.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS
                           OF THE COMPANY AND PENRIL

     Following the Distribution, holders of Penril Stock will become holders of Company Stock and the rights of such holders will be governed by the Company Certificate and the Company By-laws. The rights of Company stockholders differ in certain respects from the rights of Penril stockholders. Certain of the differences are summarized below. This summary is qualified in its entirety by reference to the full text of such documents.

BUSINESS COMBINATIONS

     Generally, under the DGCL, the approval by the affirmative vote of the holders of a majority of the outstanding stock (or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock) of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange of all or substantially all of the corporation's assets to be consummated.

     The Company Certificate does not contain provisions regarding business combinations and does not impose requirements in addition to or different from those imposed by the DGCL.

     Penril's Amended and Restated Certificate of Incorporation (the "Penril Certificate") provides that, subject to certain exceptions, the affirmative vote of the holders of at least 80% of the voting power of all the then-outstanding shares of capital stock of Penril entitled to vote generally in the election of directors is required to approve every "Business Combination" (defined to include mergers, consolidations, sales of assets of Penril having a fair market value of $1,000,000 or more, issuances or transfers by Penril of any securities of Penril having a fair market value of $1,000,000 or more, and certain other transactions) between Penril and any "Interested Stockholder" (generally defined to mean any beneficial owner of more than 10% of the voting power of the outstanding Penril voting stock). Such 80% vote is not required if the Business Combination is approved by a majority of the Continuing Directors (generally defined to mean the directors who were members of the Penril Board on December 13, 1983 or a person designated as a Continuing Director by a majority of the Continuing Directors) or if the Business Combination satisfies certain price and procedural conditions. With respect to business combinations other than with Interested Stockholders, the Penril Certificate does not impose requirements in addition to or different from those imposed by the DGCL.

AMENDMENTS TO CHARTERS

     Under the DGCL, unless otherwise provided in the certificate of incorporation, a proposed amendment to the certificate of incorporation requires an affirmative vote of a majority of the outstanding stock entitled to vote thereon. If any such amendment would adversely affect the rights of any holders of shares of a class or series of stock, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize such amendment. The Company Certificate provides that no amendment to the Company Certificate shall amend, alter, change or repeal the super majority voting provisions relating to the division of the Board of Directors of the Company into classes; the number and removal of members of the Board of Directors of the Company; term of office of members of the Board of Directors of the Company; and the filling of vacancies on the Board of Directors of the Company unless the amendment, alteration, change or repeal shall have received the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote thereon. The Company Certificate otherwise comports with the DGCL.

     The Penril Certificate provides that no amendment to the Penril Certificate shall amend, alter, change or repeal any of the supermajority voting provisions relating to business combinations; division into classes, number, removal of members, term of office and the filling of vacancies on the Penril Board of Directors; and Stockholder action at Stockholder meetings unless the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote thereon.

AMENDMENTS TO BY-LAWS

     Under the DGCL, the power to adopt, alter and repeal the by-laws is vested in the stockholders, except to the extent that the certificate of incorporation vest it in the board of directors. The Company By-laws provide that the Company By-laws, or any one of them, may be supplemented, amended or repealed by the Board of Directors, or by the vote of a majority in interest of the stockholders represented and entitled to vote thereon at any meeting at which a quorum is present; provided, however, that the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of the Company voting stock, voting together as a single class, is required to amend, alter or repeal the sections of the Company By-Laws which have the same effect as those provisions of the Company Certificate governing (i) division of the Company Board of Directors into three classes serving staggered three year terms; (ii) the number of directors; (iii) term of office of directors; (iv) removal of directors and (v) the filling of vacancies on the Board of Directors.

     The Penril By-laws provide that the Penril By-laws, or any of them, may be supplemented, amended or repealed by the Penril Board of Directors, or by the vote of a majority in interest of the stockholders represented and entitled to vote thereon at any meeting at which a quorum is present; provided, however, that the affirmative vote of the holders of at least 80% of the voting power of all the then-outstanding shares of the Penril voting stock, voting together as a single class, is required to amend, alter or repeal the sections of the Penril By-laws governing (i) action of stockholders without a meeting; (ii) the number of directors; (iii) term of office of directors; (iv) quorum and voting of directors or (v) amendment of the Penril By-laws.

REDEMPTION OF CAPITAL STOCK

     Under the DGCL, subject to certain limitations, a corporation's stock may be made subject to redemption by the corporation at its option, at the option of the holders of such stock or upon the happening of a specified event. The DGCL prohibits the purchase or redemption of stock when the capital of a corporation is or would become impaired; but shares entitled to dividend or liquidation preference may be purchased or redeemed out of capital if such shares are retired and capital is reduced in accordance with legal requirements. The Company Certificate does not contain any provisions relating to the right to redeem outstanding shares of capital stock. The Penril Certificate grants the Penril Board of Directors the authority to adopt amendments to the Penril Certificate to provide for redemption of shares of capital stock of Penril, but the Penril Certificate does not contain any provisions governing the right to redeem outstanding shares of capital stock.

STOCKHOLDER ACTION

     Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted. The Company Certificate and the Company By-laws provide that all elections and questions put to stockholders shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the DGCL, the Company Certificate or the Company By-Laws. The Penril Certificate provides that any action required or permitted to be taken by stockholders must be effected at an annual meeting of stockholders and may not be effected by any consent in writing by such stockholders.

SPECIAL STOCKHOLDER MEETINGS

     The DGCL provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws. The Company By-laws provide that special meetings may be called by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or by the Board of Directors and shall be called by any of the foregoing at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote. The Penril Certificate and By-laws provide that meetings of stockholders may be called only by the Penril Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

NUMBER AND ELECTION OF DIRECTORS

     The DGCL permits the certificate of incorporation or the by-laws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, such number may not be changed without amending the certificate of incorporation. The Company Certificate provides that the number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors. The Penril Certificate provides that the number of directors shall be fixed from time to time exclusively by the Penril Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented for adoption).

     The DGCL permits the certificate of incorporation of a corporation or the by-laws to provide that directors be divided into one, two or three classes. The term of office of one class of directors shall expire each year with the terms of office of no two classes expiring the same year. The Board of Directors consists of 5 individuals divided into three classes with each director serving a three year term (after the initial term). The Penril Certificate divides Penril's Board of Directors into three classes with each director serving a three year term.

ANTITAKEOVER PROVISIONS

     The Company Certificate requires the affirmative vote of the holders of at least 80% of the votes which all stockholders would be entitled to cast at any annual election of directors or class of directors to amend or repeal, or to adopt any provision inconsistent with certain provisions of the Company Certificate. The provisions of the Company Certificate subject to the 80% vote requirement include the provisions which divide the Board of Directors into three classes serving staggered three year terms, establish the term of office of directors and the standards for removal of directors and the filling of vacancies on the Board of Directors. The Company Certificate also authorizes the Board of Directors to issue Company Preferred Stock, without further stockholder approval, which could have dividend, redemption, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of holders of Company Stock. In addition, the Company By-laws contain certain antitakeover provisions which establish an advance notice procedure regarding the nomination of directors by stockholders and stockholder proposals to be brought before an annual meeting and provisions which restrict the right of stockholders to call special meetings.

     The Penril Certificate requires the affirmative vote of the holders of at least 80% of the votes which all stockholders would be entitled to cast at any annual election of directors or class of directors to amend or repeal, or to adopt any provision inconsistent with certain provisions of Penril's Certificate of Incorporation. The provisions of the Penril Certificate subject to the 80% vote requirement include those provisions which (i) divide the Penril Board of Directors into three classes serving staggered three year terms and establish the standards for the number, term of office, removal of directors and the filling of vacancies on the Penril Board of Directors; (ii) prohibit stockholders from acting by written consent in lieu of a meeting; (iii) provide that special meetings of stockholders may be called only by the Penril Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and (iv) require an 80% vote to approve "Business Combinations" with "Interested Directors".

                        LIABILITY AND INDEMNIFICATION OF
                     OFFICERS AND DIRECTORS OF THE COMPANY

GENERAL

     Officers and directors of the Company will be covered by certain provisions of the DGCL, the Company Certificate, certain indemnification agreements with the Company and insurance policies which serve to limit and/or indemnify them against certain liabilities which they may incur in such capacities. These various provisions and policies are described below.

ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES

     Under the DGCL, corporations are permitted to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for, among other things, breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or recision. The Company Certificate limits the liability of directors to the Company or its stockholders to the fullest extent permitted by the DGCL. Specifically, no director of the Company can be held personally liable for monetary damages for breach of such director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION AND INSURANCE

     Under the DGCL, the Company has the power, under specified circumstances generally requiring the director or officer to act in good faith and in a manner he reasonably believes to be in or not opposed to the Company's best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of the Company, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding.

     The Company Certificate provides that the Company shall indemnify the directors and officers of the Company to the fullest extent permitted by Delaware law.

     Specifically, the Company Certificate provides that the Company shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he (i) is or was a director or officer of the Company, or (ii) is or was a director or officer of the Company and is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Company Certificate provides that the Company shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company or is or was a director or officer of the Company and is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     The Company Certificate provides that any indemnification under the provisions described in the two paragraphs set forth above of a director, officer, former director or former officer (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the above two paragraphs. Such determination shall be made (i) by the Board of Directors of the Company by a majority vote consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders of the Company.

     The Company Certificate also provides, only as authorized in the sole discretion of the Company, for indemnification of any employee, agent, former employee or former agent of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding or in connection with the defense or settlement of such action, suit or proceeding to the same extent as set forth in the first two paragraphs of this section with respect to officers and directors of the Company. The authorization of the Company to so indemnify such employees and/or agents shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

     The Company Certificate provides that to the extent that a director or officer or employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     The Company Certificate further provides that expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Company Certificate. Such indemnification and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Company deems appropriate.

     The Company Certificate provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the Company Certificate is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification provided in the Company Certificate shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in the Company Certificate, but whom the Company has the power and obligation to indemnify under the provisions of the DGCL or otherwise.

     The Company intends to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director, officer, employee or agent of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the Company Certificate.

     The Company will enter into indemnification agreements with each of the Company's directors and officers. The indemnification agreements require, among other things, the Company to indemnify the directors and officers to the fullest extent permitted by law, and to advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The indemnification agreements will require that the Company also indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although such indemnification agreements will offer substantially the same scope of coverage afforded by provisions in the Company Certificate, they provide greater assurance to directors and officers that indemnification will be available because an indemnification agreement, as a contract, cannot be modified unilaterally in the future by the Board of Directors of the Company or by the stockholders to eliminate the rights provided therein.

                              CERTAIN TRANSACTIONS

     On or prior to the Distribution Date, the Company and Penril will enter into certain agreements, described below, which will govern their ongoing relationships. These agreements were structured and negotiated while the Company was owned by Penril and consequently are not the result of arms-length negotiations between independent parties. Nonetheless, the Company and Penril believe that the terms are fair to the parties and contain terms which are generally comparable to those which would result from arms-length negotiations. In each case, the terms of these agreements have been reviewed by individuals who will be included at a senior management level of the Company.

     The agreements summarized below are filed as exhibits to the Registration Statement. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the agreements as filed.

DISTRIBUTION AGREEMENT

     Prior to the Merger, Penril and the Company will enter into a Distribution Agreement pursuant to which Penril will transfer to the Company as a capital contribution all of Penril's right, title and interest in the Remote Access Business and all of the other assets of Penril unrelated to the modem business; and the Company will (a) assume, pay, perform and discharge all of the liabilities of Penril other than (i) liabilities relating to the modem business;
(ii) the bank debt of Penril (which may not exceed $4,000,000 at the Effective
Time); and (iii) a portion of Penril's total net operating loss carryforward and
(b) indemnify Penril for any and all claims and liabilities arising as a result of or in connection with the sale by Penril (if consummated prior to the Distribution) of either Technipower or EMI. At the time of such contributions, Penril will own all of the Company's outstanding stock.

DEVELOPMENT AND LICENSE AGREEMENT

     On June 16, 1996, Penril and Bay entered into a Development and License Agreement on behalf of the Company whereby Bay licensed to Penril, on behalf of the Company, certain intellectual property, software and technical know-how relating to certain 24-port Digital Modem Cards. The agreement contemplates that Bay will develop a 24-port Digital Modem Card for the Company, train the Company's personnel in the underlying technology, and provide technical assistance where necessary to permit the Company to market this digital technology. Penril will assign all of its rights under this Development and License Agreement to the Company.

TECHNOLOGY LICENSE AGREEMENT

     In connection with the Transfer, Penril and the Company will enter into a Technology License Agreement whereby Penril will license to the Company certain intellectual property, software and technical know-how, including those relating to a patent jointly owned by Penril and the University of Maryland. The Technology License Agreement will also obligate Penril to use its best efforts to obtain for the Company all rights obtained by Penril pursuant to cross licensing agreements involving such jointly owned patent.

SUBLEASE AGREEMENT

     The Company conducts most of its operations from its corporate headquarters located in Gaithersburg, Maryland. The Company subleases this facility from Penril (the "Sublease"). Penril leases this property pursuant to a lease with Real Estate Income Partners III (the "Overlease") dated March 31, 1989 as amended pursuant to a Letter Agreement dated May 14, 1990. The Overlease provides for the rental of approximately 54,874 square feet of office space at a current basic monthly rent of $57,481, and, together with additional charges, totals $66,219. The Overlease expires in August 1999; however, Penril has one option to extend the term of the Overlease for a period of 119 months.

     The Sublease provides for the rental by the Company of the entire facility at the monthly rental specified in the Overlease. The term of the Sublease will commence on the date of the Transfer, or upon the Company's occupancy of the property, whichever is earlier, and will expire in August 1999 unless Penril exercises its option to extend the term of the Overlease, in which case the term of the Sublease will be extended for the same term. The Sublease is subject and subordinate to the terms of the Overlease and to all amendments, modifications, renewals, extensions and replacements of or to the Overlease. Pursuant to the Sublease, the Company has covenanted and agreed that it will perform and observe all of the provisions contained in the Overlease to be performed and observed by Penril thereunder, and is bound by all of the terms, covenants and conditions of the Overlease binding upon Penril, with the same force and effect as if such terms, covenants and conditions were set forth in the Sublease.

     The Company is currently negotiating with the owner of the property to enter into a direct lease of these facilities on terms more favorable to the Company; however, there can be no assurance that such lease will be entered into or that the terms of such lease will be more favorable to the Company.

TRANSITIONAL SERVICES AGREEMENT

     On             , 1996, the Company and Penril entered into a Transitional
Services Agreement (the "Services Agreement") which provides that the Company
will provide Penril with certain services (the "Services") until             ,
1997 in exchange for which Penril will pay the Company $1,500,000, which is to be paid upon execution of the Services Agreement (the "Fee") plus reimbursement for certain expenses. The Fee is intended to cover the costs incurred by the Company in providing the Services, including, but not limited to, salary and other administrative costs and expenses. The Services include, among other things, (i) assisting in the preparation of federal, state, local and foreign tax returns, (ii) certain accounting, treasury and other financial services, and
(iii) assistance in the preparation for shipping of certain equipment and inventories.

INDEMNIFICATION AGREEMENT

     Simultaneous with the consummation of the Distribution, Penril and the Company will enter into an Indemnification Agreement between Penril and the Company (the "Indemnification Agreement"). The Indemnification Agreement will obligate the Company to indemnify and save harmless Penril and its directors, officers, employees, agents and/or affiliates from any and all costs, expenses, losses, damages and liabilities incurred or suffered by the indemnitees resulting from or attributable to (i) the operation of the Company after the Distribution and the Merger; (ii) any claim, suit or other type of proceeding based upon or arising out of or in connection with the operation of Penril prior to the Merger other than those based upon, arising out of or in connection with
(a) the modem business operated by Bay after the Merger, (b) the Merger, (c) the Merger Agreement, (d) the solicitation of proxies relating to the approval of the Merger or (e) the tax consequences of the Distribution and Transfer, but including any claim, suit, or other type of proceeding based upon or arising out of or in connection with the sale or transfer prior to the Merger of EMI or of Technipower; (iii) any claim, suit or other type of proceeding relating to the termination of employment of certain employees of Penril in connection with the Distribution and Transfer and the Merger and (iv) any claim, suit or other type of proceeding based upon, arising out of or in connection with any information concerning the Company in this Prospectus or any information furnished by Penril or the Company concerning the Company for inclusion in the Proxy Statement/Prospectus.

     Penril will indemnify and save harmless the Company and its directors, officers, employees, agents and/or affiliates from any claims incurred or suffered by them resulting from or attributable to, among other things, (i) the operation of Penril from and after the Distribution and Transfer; (ii) any claim, suit or other type of proceeding based upon, arising out of or in connection with the operation of the modem business prior to the Merger; and
(iii) any claim, suit or other type of proceeding relating to the Merger, the Merger Agreement, and the solicitation of proxies relating to approval of the Merger (other than those claims based upon, arising out of or in connection with the filing by the Company of the Registration Statement or any information furnished by Penril or the Company concerning the Company for inclusion in the Proxy Statement/Prospectus).

                                 LEGAL MATTERS

     The validity, authorization and issuance of the shares of Company Stock offered hereby and the tax consequences of the Distribution will be passed upon for the Company by Benesch, Friedlander, Coplan & Aronoff P.L.L. of Cleveland, Ohio.

                                    EXPERTS

     The consolidated financial statements of Penril and its subsidiaries as of July 31, 1995 and 1994, and for each of the three years in the period ended July 31, 1995 included in this Prospectus and the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and in the Registration Statement and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Penril DataComm Networks, Inc. and Subsidiaries
  Audited Financial Statements:
     Independent Auditors' Report..................................................       F-2
     Consolidated Statements of Operations for each of
       the three years in the period ended July 31, 1995...........................       F-3
     Consolidated Balance Sheets as of July 31, 1995 and 1994......................       F-4
     Consolidated Statements of Cash Flows for each of the
       three years in the period ended July 31, 1995...............................       F-5
     Consolidated Statements of Shareholders' Equity for
       each of the three years in the period
       ended July 31, 1995.........................................................       F-6
     Notes to Consolidated Financial Statements for
       the years ended July 31, 1995, 1994, and 1993...............................    F-7-17
  Unaudited Financial Statements:
     Condensed Consolidated Statements of Operations for three months,
       and nine months ended April 30, 1996 and 1995...............................      F-18
     Condensed Consolidated Balance Sheets as of April 30, 1996
       and July 31, 1995...........................................................      F-19
     Condensed Consolidated Statements of Cash Flows for the nine
       months ended April 30, 1996 and 1995........................................      F-20
     Condensed Notes to Consolidated Financial Statements for
       the three and nine months ended April 30, 1996 and 1995.....................   F-21-22

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Penril DataComm Networks, Inc.
Gaithersburg, Maryland

We have audited the accompanying consolidated balance sheets of Penril DataComm Networks, Inc. and subsidiaries as of July 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended July 31, 1995. These financial statements are the responsibility of Penril's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Penril DataComm Networks, Inc. and subsidiaries as of July 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, during the fiscal year ended July 31, 1994 Penril DataComm Networks, Inc. changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.

Deloitte & Touche LLP

Washington, D.C.
October 17, 1995
(February 9, 1996 as to the
first three paragraphs of Note 12;
June 16, 1996 as to the
fourth paragraph of Note 12)

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                     YEAR ENDED JULY 31,
                                                               --------------------------------
                                                                 1995        1994        1993
                                                               --------    --------    --------
NET REVENUES FROM CONTINUING OPERATIONS......................  $ 58,219    $ 67,842    $ 50,576
COSTS AND EXPENSES
  Costs of revenues..........................................    32,529      33,822      26,172
  Selling, general and administrative........................    20,326      20,715      16,531
  Product development and engineering........................     8,260       9,567       6,373
  Amortization of cost over net assets acquired..............       834         816         308
                                                               --------    --------    --------
                                                                 61,949      64,920      49,384
OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS...........    (3,730)      2,922       1,192
OTHER EXPENSE
  Interest expense...........................................    (1,227)       (907)       (330)
  Other, net.................................................      (113)       (120)        (60)
                                                               --------    --------    --------
                                                                 (1,340)     (1,027)       (390)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES......................................................    (5,070)      1,895         802
BENEFIT FROM INCOME TAXES....................................       578         513          66
                                                               --------    --------    --------
INCOME (LOSS) FROM CONTINUING OPERATIONS.....................  $ (4,492)   $  2,408    $    868
LOSS FROM DISCONTINUED OPERATIONS,
  net of income taxes........................................    (1,783)       (891)       (737)
LOSS ON DISPOSAL OF DISCONTINUED OPERATIONS,
  net of income taxes........................................    (1,400)         --          --
                                                               --------    --------    --------
NET INCOME (LOSS)............................................  $ (7,675)   $  1,517    $    131
                                                               ========    ========    ========
Net income (loss) per common and common
  equivalent share
  Continuing operations......................................  $   (.60)   $    .31    $    .13
  Discontinued operations....................................      (.24)       (.12)       (.11)
  Loss on disposal of discontinued operations................      (.18)         --          --
                                                               --------    --------    --------
                                                               $  (1.02)   $    .19    $    .02
                                                               ========    ========    ========
Shares used in per share calculations........................     7,559       7,809       6,950
                                                               ========    ========    ========


                See notes to consolidated financial statements.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                JULY 31,
                                                                          --------------------
                                                                            1995        1994
                                                                          --------    --------
                                            ASSETS
Current Assets
  Cash..................................................................  $  1,087    $    995
  Accounts receivable, less allowance for doubtful accounts of
     $1,134 in 1995 and $997 in 1994....................................    14,766      17,150
  Inventories...........................................................    14,080      14,995
  Deferred income taxes.................................................     1,700         539
  Net assets of discontinued operations.................................     1,376       3,468
  Other current assets..................................................       803         506
                                                                          --------    --------
          TOTAL CURRENT ASSETS..........................................    33,812      37,653
Property and Equipment, net.............................................     3,122       4,703
Excess of Cost Over Net Assets Acquired, net............................     5,689       6,577
Other Assets............................................................     2,509       2,890
                                                                          --------    --------
TOTAL ASSETS............................................................  $ 45,132    $ 51,823
                                                                          ========    ========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Short-term borrowings.................................................  $  5,095    $  3,225
  Current portion of long-term debt.....................................     5,164       3,153
  Accounts payable......................................................     8,673       6,856
  Accrued compensation and commissions..................................     1,081       1,291
  Deferred revenue......................................................     1,245         861
  Other accrued expenses................................................       892       1,291
                                                                          --------    --------
          TOTAL CURRENT LIABILITIES.....................................    22,150      16,677
Long-Term Debt, net of current portion..................................       517       5,737
Other Noncurrent Liabilities............................................       742         829
                                                                          --------    --------
TOTAL LIABILITIES.......................................................    23,409      23,243
                                                                          --------    --------
Commitments and Contingencies
Shareholders' Equity
  Serial preferred stock, $.01 par value; authorized,
     100,000 shares; issued, none.......................................        --          --
  Common stock, $.01 par value; authorized, 20,000,000 shares; issued and outstanding, 7,542,815 shares in 1995 and 7,442,368 shares in
     1994...............................................................        76          74
  Additional paid-in capital............................................    22,384      21,704
  Retained earnings (deficit)...........................................      (677)      6,998
                                                                          --------    --------
                                                                            21,783      28,776
  Equity adjustment from foreign currency translation...................       (60)       (196)
                                                                          --------    --------
TOTAL SHAREHOLDERS' EQUITY..............................................    21,723      28,580
                                                                          --------    --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..............................  $ 45,132    $ 51,823
                                                                          ========    ========

                See notes to consolidated financial statements.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                       YEAR ENDED JULY 31,
                                                                  -----------------------------
                                                                   1995       1994       1993
                                                                  -------    -------    -------
CASH FLOWS FROM CONTINUING OPERATIONS
  Net income (loss) from operations.............................  $(4,492)   $ 2,408    $   868
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Depreciation and amortization..............................    4,621      3,837      2,755
     Benefit from deferred taxes................................     (578)      (538)        --
     Other......................................................     (105)       136       (326)
  (Increase) decrease in assets:
     Accounts receivable........................................    2,384     (1,508)    (3,347)
     Inventories................................................      915     (1,924)    (2,809)
     Other current assets.......................................     (297)       (68)      (116)
  Increase (decrease) in liabilities:
     Accounts payable...........................................    1,817       (788)     1,280
     Other liabilities..........................................     (332)       730       (111)
                                                                  -------    -------    -------
Net cash provided by (used in) continuing operating
  activities....................................................    3,933      2,285     (1,806)
CASH FLOWS FROM DISCONTINUED OPERATIONS
  Loss from discontinued operations.............................   (3,183)      (891)      (737)
  Non-cash charges and changes in working capital...............      824        539       (116)
  Provision for loss on disposal of discontinued operations.....    1,400         --         --
                                                                  -------    -------    -------
Net cash used in discontinued operations........................     (959)      (352)      (853)
Net cash provided by (used in) operations.......................    2,974      1,933     (2,659)
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition costs.............................................       --         --       (208)
  Expenditures for purchased technology.........................   (1,049)    (1,126)      (973)
  Expenditures for property, equipment and other................     (690)    (1,261)    (1,190)
                                                                  -------    -------    -------
Net cash used in investing activities...........................   (1,739)    (2,387)    (2,371)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings under line of credit...........................    1,870      2,740        485
  Borrowings on long-term debt..................................       --      1,724      9,500
  Payments on long-term debt....................................   (3,300)    (4,184)    (6,755)
  Issuance of common stock......................................      193        319        908
  Dividends paid................................................       --       (147)        --
  Other.........................................................       94        221       (110)
                                                                  -------    -------    -------
Net cash provided by (used in) financing activities.............   (1,143)       673      4,028
CASH AND CASH EQUIVALENTS
  AT THE BEGINNING OF THE YEAR..................................      995        776      1,778
                                                                  -------    -------    -------
CASH AND CASH EQUIVALENTS
  AT THE END OF THE YEAR........................................  $ 1,087    $   995    $   776
                                                                  =======    =======    =======
SUPPLEMENTAL INFORMATION
  Cash payments for income taxes................................  $   113    $    59    $   127
                                                                  =======    =======    =======
  Cash payments for interest....................................  $ 1,103    $   795    $   260
                                                                  =======    =======    =======

                See notes to consolidated financial statements.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                FOR THE YEARS ENDED JULY 31, 1995, 1994 AND 1993

                         (IN THOUSANDS, EXCEPT SHARES)

                                                COMMON STOCK         ADDITIONAL                      RETAINED
                                            --------------------      PAID-IN         UNEARNED       EARNINGS      CURRENCY
                                             SHARES       AMOUNT      CAPITAL       COMPENSATION     (DEFICIT)    ADJUSTMENT
                                            ---------     ------     ----------     ------------     --------     ----------
BALANCE AUGUST 1, 1992..................    5,940,993      $ 59       $ 16,538         $   --         $5,497         $ 83
  Net income............................                                                                 131
  Issuance of common stock for
     acquisition of Datability, Inc.....    1,050,000        11          4,583
  Upon exercise of stock options........       56,663         1            115
  For employee stock award program......       63,080                      245           (143)
  Upon exercise of warrants.............      220,000         2            790
  Foreign currency translation
     adjustment.........................                                                                             (411)
                                            ---------     ------     ----------     ------------     --------     ----------
BALANCE JULY 31, 1993...................    7,330,736        73         22,271           (143)         5,628         (328)
  Net income............................                                                               1,517
  Dividends paid........................                                                                (147)
  Issuance of common stock Upon exercise
     of stock options...................      132,700         1            367
  Upon exercise of warrants.............      180,000         2            400
  Shares retired in connection with the
     exercise of options and warrants...      (66,840)       (1)          (458)
  Shares returned in conjunction with
     the valuation of Datability,
     Inc................................     (124,388)       (1)          (828)
  Shares returned in conjunction with
     employee stock award program              (9,840)                     (32)            21
  Amortization of unearned income.......                                                  106
  Foreign currency translation
     adjustment.........................                                                                              132
                                            ---------     ------     ----------     ------------     --------     ----------
BALANCE JULY 31, 1994...................    7,442,368        74         21,720            (16)         6,998         (196)
  Net loss..............................                                                              (7,675)
  Issuance of common stock Upon exercise
     of stock options...................       33,067         1             73
  Upon exercise of warrants.............       80,000         1            194
  For acquisition of patent rights......       50,000         1            118
  Shares retired in connection with
     options, warrants, and awards......      (62,620)       (1)          (194)            16
  Deferred tax benefit from exercise of
     options............................                                   473
  Foreign currency translation
     adjustment.........................                                                                              136
                                            ---------     ------     ----------     ------------     --------     ----------
BALANCE JULY 31, 1995...................    7,542,815      $ 76       $ 22,384         $   --         $ (677)        $(60)
                                             ========     =======    =========      ============     ========     ==========

                See notes to consolidated financial statements.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED JULY 31, 1995, 1994 AND 1993

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Penril and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated. Penril operates in the high technology electronics equipment industry. It designs, develops and manufactures products for three distinct business segments: data communications, uninterruptible power supplies and radio frequency communications products.

     ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION: Revenues are recognized at the time of shipment of the product or performance of product-related services.

     INVENTORIES: Inventories are stated at the lower of cost (first-in, first-out method) or market. The inventories include the cost of material and, when applicable, labor and manufacturing overhead.

     PROPERTY, EQUIPMENT AND DEPRECIATION: Additions to property and equipment are recorded at cost. Penril provides depreciation for financial reporting purposes using primarily the straight-line method over the estimated useful lives of the assets.

     Leasehold improvements are amortized over the term of the related lease or their estimated useful lives, whichever is shorter.

     EXCESS OF COST OVER NET ASSETS ACQUIRED: The excess of cost over net assets acquired is amortized using the straight-line method over ten years. Penril periodically evaluates the intangible assets in relation to the operating performance and future contribution to the underlying business and makes adjustments, if necessary, for any impairment of these assets.

     INCOME TAXES: During fiscal 1994, Penril changed its method of accounting for income taxes to comply with the provisions of Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized.

     EARNINGS PER SHARE: Earnings per share for fiscal 1995 are calculated based on the weighted average common shares outstanding. Earnings per share for previous years are calculated using the modified treasury stock method, which limits the assumed purchase of treasury shares to 20% of the outstanding common shares. Any remaining proceeds are assumed first to retire debt, with any remaining proceeds invested in commercial paper. The difference between fully diluted and primary earnings per share was not significant in any year. On September 22, 1995, Penril completed the sale of 1,465,000 shares of its common stock and used $1,500,000 of the proceeds to pay down its term debt. If this transaction had occurred at the beginning of fiscal 1995, the unaudited proforma net loss per share on continuing operations for the year would have been $.55.

     SOFTWARE DEVELOPMENT COSTS: Certain acquired software development costs are being amortized over their estimated economic life, principally five years, commencing when each product is available for general release. Internal software development and any other costs of development are expensed as incurred.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

     FAIR VALUES OF FINANCIAL INSTRUMENTS: The carrying values of cash and cash equivalents, marketable securities, accounts receivable and accounts payable approximate fair value due to the short maturities of such instruments. Long-term debt is carried at amounts approximating fair values based on current rates offered to Penril for debt with similar collateral and guarantees, if any, and maturities.

     RECLASSIFICATIONS: Certain reclassifications have been made to prior period consolidated financial statements to conform to the July 31, 1995 presentation.

2.  BUSINESS SEGMENT REPORTING

     Penril's consolidated operations are made up of three business segments:
Data Communications, Electronic Instrumentation, and Uninterruptible Power Supplies ("UPS"). The UPS segment manufactures uninterruptible power supplies and power regulating equipment. The results of the UPS segments' operations have been reported as discontinued operations in Penril's consolidated financial statements. Intersegment sales are not material.

     The Data Communications segment designs, develops and manufactures high performance modems, modem channel banks, bridges, routers and multiplexors, for accessing Wide Area Networks (WAN's) and Local Area Networks (LAN's).

     The Electronic Instrumentation segment designs and manufactures equipment and systems for analysis of electromagnetic interference and communications security including applications in satellite communications.

     The table below does not include net assets of discontinued operations within Identifiable Assets for the year presented. Net assets for discontinued operations were $1,376,000, $3,468,000, and $3,859,000 for fiscal years 1995,
1994 and 1993 respectively (amounts in thousands).

                                                 YEAR           DATA            ELECTRONIC
                                                 ENDED     COMMUNICATIONS     INSTRUMENTATION      TOTAL
                                                 -----     --------------     ---------------     -------
Revenues.....................................    1995         $ 52,610            $ 5,609         $58,219
                                                 1994           61,965              5,877          67,842
                                                 1993           44,158              6,418          50,576
Income (Loss) from Continuing Operations.....    1995           (5,191)               121          (5,070)
                                                 1994            1,892                  3           1,895
                                                 1993            1,045               (243)            802
Identifiable Assets..........................    1995           39,243              4,514          43,757
                                                 1994           44,231              4,124          48,355
                                                 1993           41,879              4,265          46,144
Depreciation Amortization....................    1995            4,421                200           4,621
                                                 1994            3,676                161           3,837
                                                 1993            2,659                 96           2.755
Capital Expenditures.........................    1995            1,702                 37           1,739
                                                 1994            2,207                180           2,387
                                                 1993            2,212                159           2,371

3.  DISCONTINUED OPERATIONS

     In July 1995, the Board of Directors decided to focus more of Penril's resources on its main business of data communications and therefore decided to sell Technipower, Inc., a subsidiary manufacturing uninterruptible power supplies and power regulating equipment. As a result of this action, Penril recorded estimated costs relating to the disposition of Technipower of $1,400,000.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

     Previously reported financial statements have been restated to reflect Technipower as a discontinued operation and discontinued business segment. The following is a summary of operating and segment information for Technipower(in thousands):

                                                           YEAR ENDED JULY 31,
                                                     -------------------------------
                                                      1995        1994        1993
                                                     -------     -------     -------
Revenues.........................................    $ 3,351     $ 5,991     $ 6,226
Loss from operations before income taxes.........     (1,783)       (891)       (737)
Loss on disposal before income taxes.............     (1,400)         --          --
                                                     -------     -------     -------
Total loss from discontinued operations..........    $(3,183)    $  (891)    $  (737)
                                                     =======     =======     =======
Depreciation and Amortization....................    $   215     $   308     $   266
                                                     =======     =======     =======
Capital Expenditures.............................    $   130     $   261     $   177
                                                     =======     =======     =======
Identifiable Assets at year end..................    $ 3,437     $ 3,988     $ 5,020
                                                     =======     =======     =======

     Because Penril expects to retain the tax benefits associated with the discontinued operations, no income tax benefit has been recorded for any year.

     The loss from operations before income taxes for fiscal 1995 includes an accrual of approximately $1,000,000 in operating losses through the anticipated disposal date of Technipower.

     Net assets of the discontinued operations consist of the following (in thousands):

                                                 JULY 31,
                                            -------------------
                                             1995        1994
                                            -------     -------
Current assets..........................    $ 2,784     $ 3,128
Current liabilities.....................        650         495
                                            -------     -------
Net current assets......................      2,134       2,633
Property, plant and equipment, net......        375         474
Other non-current tangible assets,
  net...................................         22          62
Non-current liabilities.................         10          25
                                            -------     -------
Net tangible assets.....................      2,521       3,144
Intangible assets, net..................        255         324
                                            -------     -------
                                              2,776       3,468
Estimated loss on disposal..............     (1,400)         --
                                            -------     -------
                                            $ 1,376     $ 3,468
                                            =======     =======

4.  ACQUISITIONS

     On May 6, 1993, Penril acquired all of the outstanding stock of Datability, Inc. The acquisition was accounted for by the purchase method, and accordingly, the results of operations of Datability are included in the Consolidated Statements of Operations from the date of acquisition. Datability has been consolidated with Penril's data communications operations located in Gaithersburg, Maryland.

     The acquisition was accomplished through the issuance of 1,050,000 shares of Penril's common stock. The purchase price totalled $4,980,000 including acquisition costs of $386,000. At the acquisition date, the purchase price exceeded net assets acquired by $8,169,000. Under terms of the agreement, the final purchase price was dependent upon the valuation of the net assets acquired. During fiscal 1994, a valuation adjustment of $829,000 resulted in 124,388 shares of Penril's common stock being returned to Penril thereby reducing the excess of cost over net assets acquired.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

     The unaudited proforma results from continuing operations of Penril for the fiscal year ended July 31, 1993, assuming the acquisition of Datability had occurred at the beginning of the year, is as follows (in thousands except per share amounts):

Net revenues.........................    $62,651
Net income (loss)....................     (1,402)
Earnings (loss) per common and
  equivalent share...................       (.20)

     The unaudited proforma results reflect proforma adjustments for the amortization of goodwill, recognition of interest expense and the issuance of 1,050,000 shares of Penril's stock. The unaudited proforma results do not purport to represent what the actual results would have been had the acquisition occurred at the beginning of the year nor do they purport to represent the future results of the combined entity.

5.  BALANCE SHEET DETAIL

                                                 JULY 31,
                                            -------------------
                                             1995        1994
                                            -------     -------
                                              (IN THOUSANDS)
Inventories:
  Raw material..........................    $ 6,930     $ 6,133
  Work in process.......................      1,458       1,768
  Finished goods........................      5,692       7,094
                                            -------     -------
  Total inventories.....................    $14,080     $14,995
                                            =======     =======
Property and equipment, net:
  Machinery and equipment...............    $11,734     $11,236
  Purchased software and technology.....      5,486       5,466
  Leasehold improvements................        980         981
                                            -------     -------
Total property and equipment, at cost...     18,200      17,683
  Less accumulated depreciation and
     amortization.......................     15,078      12,980
                                            -------     -------
Total property and equipment, net.......    $ 3,122     $ 4,703
                                            =======     =======
Excess of cost over net assets acquired,
  net Cost..............................    $ 8,090     $ 8,144
  Less accumulated amortization.........      2,401       1,567
                                            -------     -------
                                            $ 5,689     $ 6,577
                                            =======     =======

6.  FINANCING

     BANK FINANCING: In conjunction with the sale of common stock as described more fully in Note 8, Penril amended the credit agreement with its principal bank subsequent to July 31, 1995. The agreement as amended, provides for a working capital facility of $5,500,000 with borrowings based on qualified accounts receivable and inventory. Interest accrues at the bank's prime rate plus 2% with a commitment fee of 3/8% assessed on the unused portion of the facility. The agreement expires December 31, 1995. At July 31, 1995, Penril had utilized $5,192,000 of which $97,000 was for outstanding letters of credit. Average monthly borrowings under the working capital facility were $4,621,000 at a weighted average interest rate of 9.6% for fiscal 1995, $1,475,000 at a weighted average interest rate of 7.2% for fiscal 1994, and $471,000 at a weighted average interest rate of 6.0% for fiscal 1993.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

     In addition, Penril at July 31, 1995 had $3,848,000 in term loans with its principal bank which expire December 1996 through September 1997. These notes require monthly payments with interest at the bank's prime rate plus 2%. The agreement as amended in September 1995, requires $1,500,000 of the proceeds from the equity financing be applied to reduce the principal balance of the term loans. In addition, Penril is required to repay the remaining term loans by December 31, 1995 with proceeds from the sale of assets.

     The amended bank facility requires Penril to maintain a ratio of current assets to current liabilities of at least 1.6 to 1, a ratio of adjusted earnings to interest expense of (4.2) to 1 at July 31, 1995 and (4.9) to 1 at October 31, 1995, and a ratio of adjusted earnings to fixed charges of (1.2) to 1 at July 31, 1995 and (2.0) to 1 at October 31, 1995.

     SUBORDINATED DEBT: In April 1995, as part of the bank financing arrangements, Penril was required to amend its subordinated debt agreement. This amendment reduced the principal payment due May 6, 1995 to $75,775 with additional principal payments allowed only after the bank term loans have been reduced by $3,000,000. Interest, which is payable monthly, accrues at the prime rate plus 1%. The outstanding principal balance is due on May 6, 1996. Principal and interest payments must be suspended in the event Penril is in default of its loan agreement with its principal bank. At July 31, 1995, Penril had outstanding subordinated debt of $979,000.

     LONG-TERM DEBT: Long-term debt at July 31, 1995 and 1994 consisted of (in thousands):

                                                                        1995       1994
                                                                       -------    -------
     Term Loans......................................................  $ 3,848    $ 6,668
     Subordinated Debt...............................................      979      1,054
                                                                       -------    -------
                                                                         4,827      7,722
     Capital leases and other........................................      854      1,168
                                                                       -------    -------
                                                                         5,681      8,890
     Less current portion............................................   (5,164)    (3,153)
                                                                       -------    -------
     Long-term debt..................................................  $   517    $ 5,737
                                                                       =======    =======

     Future maturities of long-term debt (of which $1,847,000 was paid by October 17, 1995) are as follows:

          Year Ending July 31,
          1996.............................................................  $5,164
          1997.............................................................     201
          1998.............................................................     151
          1999.............................................................     165
                                                                             ------
          Total............................................................  $5,681
                                                                             ======

7.  INCOME TAXES

     Effective August 1, 1993, Penril changed its method of accounting for income taxes to comply with the provisions of Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." The provisions of FAS 109 change the asset recognition of net operating loss and tax credit carryforwards. There was no cumulative effect of adopting this accounting change. The differences between the tax provision (benefit) from continuing operations calculated at the statutory federal income tax rate and the actual tax benefit for each year is shown in the table below.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

                                                               1995       1994       1993
                                                              -------    -------    -------
     Tax provision at federal statutory rate................  $(1,724)   $   644    $   273
     Amortization of nondeductible intangibles..............      283        283        192
     State & foreign taxes, net of federal benefit..........     (218)       236         78
     Utilization of net operating loss carryforward.........       --     (1,195)      (668)
     Change in valuation allowance..........................    1,134       (538)        --
     Other..................................................      (53)        57         59
                                                              -------    -------    -------
     Income tax benefit.....................................  $  (578)   $  (513)   $   (66)
                                                              =======    =======    =======

     The primary components of temporary differences which give rise to Penril's deferred tax asset are shown in the table below. At July 31, 1995 Penril had federal net operating loss carryforwards of approximately $6,691,000 of which $1,505,000 expires in 2007 and $5,186,000 expires in 2010 and general business and other tax credits of $1,248,000 to reduce future tax liabilities through 2008.

                                                                         AS OF JULY 31,
                                                                       ------------------
                                                                        1995       1994
                                                                       -------    -------
     Deferred tax assets:
     Reserves and other contingencies................................  $ 1,838    $ 1,152
     Depreciation and amortization...................................       16        201
     Other...........................................................       --        199
     Net operating loss..............................................    2,854        264
     General business and other tax credits..........................    1,248      1,302
     Loss on discontinued operations.................................      582         --
     Valuation reserve...............................................   (4,454)    (2,148)
                                                                       -------    -------
     Total deferred tax assets.......................................    2,084        970
     Deferred tax liabilities:
     Amortization of technologies....................................     (384)      (431)
                                                                       -------    -------
     Net deferred tax assets.........................................  $ 1,700    $   539
                                                                       =======    =======

8.  COMMITMENTS AND CONTINGENCIES

     Penril leases office and manufacturing facilities and equipment under lease agreements, certain of which are renewable at Penril's option and/or provide for increases in rent related to increases in the Consumer Price Index and other factors. Rent expense for the fiscal years 1995, 1994 and 1993 was $1,941,000, $1,754,000, and $1,370,000, respectively.

     Approximate aggregate future minimum rentals applicable to operating leases in effect at July 31, 1995 are as follows (in thousands):

          Year Ending July 31,
          1996.............................................................  $1,762
          1997.............................................................   1,717
          1998.............................................................   1,777
          1999.............................................................   1,824
          2000.............................................................     934
          Beyond 2000......................................................   1,539
                                                                             ------
          Total minimum rentals............................................  $9,553
                                                                             ======

     Penril initiated a lawsuit in December 1994 against Network Systems Corporation ("NSC") for breach of contract, fraudulent inducement and defamation. The suit is seeking specific performance, compensatory

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES damages of $2,000,000 and punitive damages of $5,000,000. The litigation arises out of a contract in which Penril agreed to develop certain computer hardware and software to NSC's specifications. NSC subsequently brought a counterclaim alleging negligent misrepresentation, fraud and breach of contract by Penril. NSC is seeking rescission of the contract, restitution of monies paid by NSC to Penril, compensatory damages of $5,000,000 and punitive damages in an unspecified amount. As of July 31, 1995, the litigation was in the discovery stage.

     Penril has initiated a lawsuit against Standard Microsystems Corp. ("SMC") for breach of contract including failure to transfer technology, unfair competition and false representations. The suit seeks damages of $8 million. SMC subsequently brought a counterclaim alleging breach of contract and recovery of amounts due under the contract which are approximately $1 million. As of July 31, 1995, the litigation was in the discovery stage.

     In April 1994, Penril was involved in a jury trial in which a former employee in Penril's Chicago sales office alleged employment discrimination based on sex. The suit sought compensatory damages and punitive damages together with attorney's fees, costs and interest thereon. The court entered judgement in favor of the plaintiff in the amount of $240,000 plus attorney's fees and costs in the amount of $146,000. These judgements have been appealed. On September 8, 1995, oral arguments were presented to the Court of Appeals and the Court has taken the case under advisement. Management believes Penril's position is sound and that Penril should prevail on the appeal.

     Penril is involved in other routine litigation.

     Management believes none of the litigation will have a material adverse effect on Penril's financial position or results of operations.

9.  SHAREHOLDERS' EQUITY

     SUBSEQUENT EVENT: On September 22, 1995, Penril issued an aggregate 1,465,000 shares of its unregistered common stock to Pequot Partners Fund, L.P., Pequot Endowment Fund, L.P and Pequot International Fund, Inc. (collectively the "Investors") for $7,325,000 in a private transaction. Penril is required to file a shelf registration with the SEC prior to December 31, 1995 covering the shares issued in the transaction and keep the shelf registration effective for three years. The Investors may request one public registration after the three years until the later of September 22, 1999 or 30 days after Penril files its annual report on form 10-K for the fiscal year ended July 31, 1999. If Penril does not keep the shelf registration effective for the required three years, the Investors are entitled to require Penril to effect up to two public registrations during that time. As part of the transaction, Penril has agreed to increase the Board of Directors of Penril by one and, so long as the Investors collectively own in the aggregate not less than 10% of the issued and outstanding common stock, the Investors are entitled to fill such vacancy by designating one person to the Board of Directors.

     SERIAL PREFERRED STOCK: Penril's Serial Preferred Stock may be issued in one or more series. The shares of any series may be convertible into Common Stock, may have priority over Common Stock in the payment of dividends and in the distribution of assets in the event of liquidation or dissolution of Penril, and may have preferential or other voting rights, all as determined by the Board of Directors at the time it approves the series.

     EMPLOYEE STOCK OPTIONS AND STOCK AWARDS: On October 8, 1986, Penril adopted the 1986 Incentive Plan (the "1986 Plan"). Under the 1986 Plan, which will terminate on October 8, 1996, awards may be granted to key employees of Penril and its subsidiaries in one or more of the following forms: (i) Incentive Stock Options; (ii) Non-qualified Stock Options; and (iii) Restricted Stock Awards. The option price of shares of Common Stock subject to options granted under the 1986 Plan will not be less than 100% (110% in

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES the case of Incentive Stock Options granted to optionees holding more than ten percent of the voting stock of Penril at the date of grant) of the fair market value of shares of Common Stock at the date of grant. No option will be exercisable more than ten years (five years in the case of Incentive Stock Options granted to optionees holding more than ten percent of the Voting Stock of Penril on the date of grant) from the date it is granted. An aggregate of 1,503,822 shares were reserved for issuance under the 1986 Plan at July 31, 1995.

     The terms of Restricted Stock Awards ("Stock Awards") granted under the 1986 Plan are determined at the time of issuance and are evidenced by a written Restricted Stock Agreement. Any Stock Awards granted are subject to approval by a majority of all "disinterested directors" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Of the total shares reserved under the 1986 Plan, a maximum of 400,000 shares are available for grant in the form of Stock Awards.

     On October 1, 1992, Penril granted Stock Awards for 71,220 common shares of Penril to all manufacturing, engineering, marketing and administrative employees of the Gaithersburg, Maryland facility. The Stock Awards granted vested over two years and employees had to be employed by Penril when the vested shares were issued. Of the total shares awarded, 53,020 were issued. Penril issued 29,560 shares on October, 1993, which represented 50% of the Stock Awards outstanding on that date and the remaining 23,460 shares on October 1, 1994. Compensation related to the Stock Award Program was amortized over the vesting period.

     NON-EMPLOYEE DIRECTOR STOCK OPTIONS: On December 9, 1987, Penril adopted the Non-Employee Directors' Stock Option Plan ("Directors Plan"). Under the Directors Plan an option to purchase 24,000 shares is automatically granted to each non-employee director on the first day of his initial term. In addition, options to purchase shares are automatically granted to each non-employee director on the fifth business day after the Annual Report on Form 10-K is filed with the Securities and Exchange Commission as follows: in each of the first two successive years after the initial grant an option to purchase 6,000 shares is granted, and in each of the next five successive years an option to purchase 3,000 shares is granted. The option price per share of any option granted under the Directors Plan is the fair market value of a share of Common Stock on the date the option is granted. No option will be exercisable more than ten years from the date of grant. An aggregate of 273,333 shares were reserved for issuance under the Directors Plan at July 31, 1995.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

     A summary of stock option transactions during the three years ended July 31, 1995 is as follows:

                                                     1986 INCENTIVE PLAN          DIRECTORS PLAN
                                                   -----------------------     ---------------------
                                                    NUMBER        AVERAGE      NUMBER       AVERAGE
                                                      OF           PRICE         OF          PRICE
                                                    SHARES       PER SHARE     SHARES      PER SHARE
                                                   ---------     ---------     -------     ---------
OUTSTANDING AUGUST 1, 1992.......................    617,168       $4.01       180,000       $3.02
Granted..........................................    635,250        4.28        15,000        3.75
Exercised........................................    (26,666)       2.60       (30,000)       1.53
Canceled.........................................    (33,000)       3.79            --          --
                                                                               --------
                                                                                     -
                                                   ---------        ----                      ----
OUTSTANDING JULY 31, 1993........................  1,192,752        4.15       165,000        3.35
Granted..........................................     81,500        4.76        39,000        4.84
Exercised........................................   (132,700)       2.77            --          --
Canceled.........................................   (104,133)       4.67            --          --
                                                                               --------
                                                                                     -
                                                   ---------        ----                      ----
OUTSTANDING JULY 31, 1994........................  1,037,419        4.15       204,000        3.64
Granted..........................................    348,000        3.12        18,000        3.25
Exercised........................................    (33,067)       2.23            --          --
Canceled.........................................   (233,617)       4.15            --          --
                                                                               --------
                                                                                     -
                                                   ---------        ----                      ----
OUTSTANDING JULY 31, 1995........................  1,118,735       $3.89       222,000       $3.61
                                                   =========        ====       =========      ====
Exercisable Options at July 31, 1995.............    531,968       $4.14       158,000       $3.37
                                                   =========        ====       =========      ====

     WARRANTS:

     In March, 1987, Henry D. Epstein joined Penril as President and Chief Executive Officer and was sold Class A warrants to purchase 400,000 shares of Common Stock at $2.23 per share and Class B warrants to purchase 80,000 shares of Common Stock at $2.34 per share. Mr. Epstein exercised 220,000 Class A warrants in January 1993, 80,000 Class A warrants in January 1994 and 100,000 Class A warrants in February 1994. In February 1995, Mr. Epstein exercised all 80,000 Class B warrants. All exercises were accomplished by delivery of shares previously held.

In October 1992, Penril issued a warrant to purchase 166,000 shares of common stock at $4.50 per share, the fair market value on the date of issuance, to Coast Federal Savings Bank ("Coast") in settlement of a law suit brought against Penril. In addition, Penril issued Class E warrants to purchase 25,000 shares of common stock at $3.625 per share, the fair market value on the date of issuance, to Mr. Henry Epstein in consideration for Mr. Epstein, in his capacity as a stockholder of Penril, assisting Penril in settling the litigation with Coast. The Coast warrant expired June 7, 1995. The Class E warrants were exercised subsequent to July 31, 1995.

     CASH DIVIDENDS: Penril declared a $.02 per share cash dividend to the holders of record on December 16, 1993 and paid December 30, 1993. There were 7,332,296 shares outstanding on the record date. No cash dividends are allowed under the current banking arrangement.

10.  RETIREMENT AND SAVINGS PLAN

     Penril's Retirement and Savings Plan ("401(k) Plan") is a defined contribution plan including provisions of section 401(k) of the Internal Revenue Code. Employees of Penril who have completed 90 days of service ("Participants") are eligible to participate in the 401(k) Plan. The 401(k) Plan permits, but does not require, Penril to match employee contributions. In addition, Penril may make discretionary contributions to the 401(k) Plan which will be allocated to each Participant based on the ratio of such Participant's eligible compensation to the total of all Participants' eligible compensation. Amounts contributed by Penril vest as to 30% after 1 year of eligible service, 60% after 2 years of eligible service and 100% after 3 years of eligible

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES service. Participants may elect to direct the investment of their contributions in accordance with the provisions of the 401(k) Plan. Penril made matching contributions of $55,000, $46,000 and $45,000 during fiscal 1995, 1994 and 1993, respectively. There were no additional Penril contributions in any year. Penril provides no post-employment or post-retirement benefits.

11.  GEOGRAPHIC AREA INFORMATION

     Penril's foreign operations consist principally of sales and marketing activities through subsidiaries located in Hong Kong and the United Kingdom. Certain information, including the effect of intercompany transactions, relating to Penril's operations on a geographic basis is as follows (in thousands):

                                                                 1995        1994        1993
                                                                -------     -------     -------
REVENUES
U.S. Revenue
  Domestic....................................................  $33,338     $41,397     $28,152
  Exports:
     Europe...................................................    6,780      11,129       9,738
     Pacific Rim..............................................    7,195       5,257       4,989
     Central and South America................................    3,503       4,581       4,120
     Other International......................................    4,600       5,495       2,778
                                                                 ------      ------      ------
  Total Exports...............................................   22,078      25,562      21,625
Total U.S. Revenue............................................   55,416      66,959      49,777
Revenue from foreign subsidiaries.............................    6,839       7,876       5,032
Adjustments and eliminations..................................   (4,036)     (6,993)     (4,233)
                                                                 ------      ------      ------
Total Revenues................................................  $58,219     $67,842     $50,576
                                                                 ======      ======      ======
INCOME (LOSS) BEFORE TAXES
U.S...........................................................  $(5,021)    $ 2,520     $ 1,219
Foreign.......................................................      688       1,479         443
Eliminations..................................................     (737)     (2,104)       (860)
                                                                 ------      ------      ------
Total Income (Loss) from continuing operations before taxes...  $(5,070)    $ 1,895     $   802
                                                                 ======      ======      ======
IDENTIFIABLE ASSETS
U.S...........................................................  $41,691     $47,975     $47,497
Foreign subsidiaries..........................................    3,441       3,848       2,506
                                                                 ------      ------      ------
Total Identifiable Assets.....................................  $45,132     $51,823     $50,003
                                                                 ======      ======      ======

12.  SUBSEQUENT EVENTS

     On December 21, 1995, Penril amended the credit agreement with its principal bank to extend the credit agreement to March 31, 1996 and eliminate Penril's obligations to comply with the financial covenants for the fiscal quarter ended January 31, 1996.

     In February, 1996, Penril issued an aggregate of 750,000 shares of its unregistered common stock for approximately $5,100,00 in private transactions. Penril may be requested by the holders to file a shelf registration with the SEC covering the shares issued in the transaction and keep the shelf registration effective for up to three years.

     In November, 1995, Penril filed an amended complaint in its suit against SMC which increased the amount of damages from $8 million to $50 million.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

     On June 16, 1996, Penril signed a definitive agreement with Bay Networks, Inc. ("Bay") whereby Bay will acquire the Digital Signal Processing ("DSP") modem business of Penril. Under the terms of the agreement, Bay will exchange $10.00 payable in Bay's common stock according to an exchange value determined by averaging Bay's closing stock prices over a specified period prior to closing, for each share of Penril's common stock. The agreement is subject to regulatory approval and Penril's shareholders approval.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

             (UNAUDITED -- IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     THREE MONTHS ENDED       NINE MONTHS ENDED
                                                         APRIL 30,                APRIL 30,
                                                    --------------------     --------------------
                                                     1996         1995        1996         1995
                                                    -------      -------     -------      -------
NET REVENUES FROM CONTINUING OPERATIONS...........  $10,540      $14,053     $31,180      $42,935
COSTS AND EXPENSES
  Cost of revenues................................    6,676        7,868      18,518       23,390
  Selling, general and administrative.............    4,736        4,764      14,311       14,730
  Product development and engineering.............    1,944        1,983       5,791        6,268
  Amortization of cost over net assets acquired...      183          212         550          636
                                                     ------       ------      ------       ------
                                                     13,539       14,827      39,170       45,024
OPERATING LOSS....................................   (2,999)        (774)     (7,990)      (2,089)
                                                     ------       ------      ------       ------
OTHER EXPENSE
  Interest expense................................      (96)        (374)       (572)        (908)
  Other income (expense), net.....................      (50)         (18)        (46)         (97)
                                                     ------       ------      ------       ------
                                                       (146)        (392)       (618)      (1,005)
LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES.............................   (3,145)      (1,166)     (8,608)      (3,094)
Benefit from Income Taxes.........................       --           --          --          528
                                                     ------       ------      ------       ------
NET LOSS FROM
  CONTINUING OPERATIONS...........................  $(3,145)     $(1,166)    $(8,608)     $(2,566)
Loss from Discontinued Operations net of income
  taxes...........................................       --         (532)         --       (1,244)
                                                     ------       ------      ------       ------
Net Loss..........................................  $(3,145)     $(1,698)    $(8,608)     $(3,810)
                                                     ======       ======      ======       ======
  Net Income (loss) per common and equivalent
     share
     Continuing operations........................  $  (.31)     $  (.15)    $  (.96)     $  (.34)
     Discontinued operations......................       --         (.07)         --         (.17)
                                                     ------       ------      ------       ------
                                                    $  (.31)     $  (.22)    $  (.96)     $  (.51)
                                                     ======       ======      ======       ======
SHARES USED IN PER SHARE CALCULATIONS.............   10,134        7,534       8,964        7,504
                                                     ======       ======      ======       ======

           See notes to condensed consolidated financial statements.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                         JULY 31,
                                                                                           1995
                                                                           APRIL 30,     --------
                                                                             1996        (AUDITED)
                                                                           ---------
                                                                           (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............................................   $  1,675     $  1,087
  Accounts receivable, net...............................................      9,143       14,766
  Inventories
     Raw materials.......................................................      8,250        6,930
     Work in process.....................................................      1,810        1,458
     Finished goods......................................................      5,978        5,692
                                                                              ------       ------
                                                                              16,038       14,080
  Deferred income taxes..................................................      1,700        1,700
  Net assets of discontinued operations..................................      2,728        1,376
  Other current assets...................................................        446          803
                                                                              ------       ------
          TOTAL CURRENT ASSETS...........................................     31,730       33,812
Property, equipment, and technology, net.................................      2,754        3,122
Excess of cost over net assets acquired, net.............................      5,138        5,689
Other assets.............................................................      2,120        2,509
                                                                              ------       ------
TOTAL ASSETS.............................................................   $ 41,742     $ 45,132
                                                                              ======       ======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings..................................................   $  4,000     $  5,095
  Current portion of long-term debt......................................      1,045        5,164
  Accounts payable.......................................................      6,990        8,673
  Deferred revenue.......................................................         --        1,245
  Other accrued expenses.................................................      1,483        1,973
                                                                              ------       ------
          TOTAL CURRENT LIABILITIES......................................     13,518       22,150
Long-term debt, net of current portion...................................        359          517
Other noncurrent liabilities.............................................        748          742
                                                                              ------       ------
          TOTAL LIABILITIES..............................................     14,625       23,409
SHAREHOLDERS' EQUITY:
  Common Stock, $.01 par value...........................................        103           76
  Additional paid-in capital.............................................     36,531       22,384
  Retained earnings (deficit)............................................     (9,285)        (677)
  Equity adjustments.....................................................       (232)         (60)
                                                                              ------       ------
TOTAL SHAREHOLDERS' EQUITY...............................................   $ 27,117     $ 21,723
                                                                              ======       ======
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............................   $ 41,742     $ 45,132
                                                                              ======       ======

           See notes to condensed consolidated financial statements.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                          (UNAUDITED -- IN THOUSANDS)

                                                                              FOR THE NINE
                                                                           MONTHS ENDED APRIL
                                                                                   30,
                                                                           -------------------
                                                                            1996        1995
                                                                           -------     -------
CASH FLOWS FROM CONTINUING OPERATIONS
  Net loss from operations...............................................  $(8,608)    $(3,810)
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.......................................    2,790       3,546
     Benefit for income tax..............................................       --        (528)
     Other...............................................................     (493)       (392)
  Decrease in accounts receivable........................................    5,623       2,673
  Increase in inventories................................................   (1,958)       (577)
  Decrease (Increase) in other current assets............................      357         (65)
  Increase (decrease) in accounts payable................................   (1,683)        972
  Decrease in other current liabilities..................................   (1,735)       (939)
                                                                            ------      ------
Net cash provided by (used in) continuing operations.....................   (5,707)        880
CASH FLOWS FROM DISCONTINUED OPERATIONS
  Loss from discontinued operations......................................   (1,054)     (1,244)
  Non-cash charges and changes in working capital........................     (298)      1,715
                                                                            ------      ------
  Net cash provided by (used in) discontinued operations.................   (1,352)        471
                                                                            ------      ------
  Net cash provided by (used in) operations..............................   (7,059)      1,351
CASH FLOWS FROM INVESTING ACTIVITIES
  Expenditures for property and equipment................................     (981)     (1,183)
                                                                            ------      ------
  Net cash used in investing activities..................................     (981)     (1,183)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings under line of credit....................................   (1,095)      1,900
  Payments on long-term debt.............................................   (4,278)     (2,204)
  Issuance of common stock...............................................   14,174         133
  Other..................................................................     (173)        169
                                                                            ------      ------
  Net cash provided by financing activities..............................    8,628          (2)
CASH AT THE BEGINNING OF THE PERIOD......................................    1,087         995
                                                                            ------      ------
CASH AT THE END OF THE PERIOD............................................  $ 1,675     $ 1,161
                                                                            ======      ======

           See notes to condensed consolidated financial statements.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                         FOR THE THREE AND NINE MONTHS

                         ENDED APRIL 30, 1996 AND 1995

     1. The accompanying condensed consolidated financial statements, which should be read in conjunction with the Annual Report on Form 10-K/A for the fiscal year ended July 31, 1995, apply to Penril and its wholly owned subsidiaries and reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of Penril's consolidated financial position as of April 30, 1996 and the results of operations for the nine months ended April 30, 1996 and 1995. The results of operations for such periods, however, are not necessarily indicative of the results to be expected for a full fiscal year.

     Certain reclassifications have been made to prior period consolidated financial statements to conform to the April 30, 1996 presentation.

     Penril's policy is to maintain its uninvested cash at minimal levels. Cash and cash equivalents include highly liquid debt instruments purchased with a maturity of three months or less.

     2. On September 22, 1995, Penril issued an aggregate of 1,465,000 shares of its unregistered common stock to Pequot Partners Fund, L.P., Pequot Endowment Fund, LP and Pequot International Fund, Inc. (collectively the "Investors") for $7,325,000 in a private transaction. As required by the Purchase Agreement between the Investors and Penril, a shelf registration was filed with the Securities and Exchange Commission which became effective on February 28, 1996. See footnote 9 to the financial statements of Penril's Annual Report on form 10-K/A for details of the transaction. In addition, on October 5, 1995, Penril completed the sale of 50,000 shares of its unregistered common stock to Cramer Partners, L.P. for $250,000.

     In the third quarter of fiscal 1996, Penril issued 810,000 of its unregistered common stock in private placements which generated $5,496,000. In the fourth quarter of fiscal 1996, Penril issued 282,267 shares of its unregistered common stock in private placements which generated $2,004,000.

     3. Previously reported financial statements have been restated to reflect Penril's wholly-owned subsidiary, Technipower, Inc. ("Technipower") as a discontinued operation. The following is a summary of operating information for Technipower (in thousands):

                                                   THREE MONTHS
                                                       ENDED          NINE MONTHS ENDED
                                                     APRIL 30,            APRIL 30,
                                                  ---------------     -----------------
                                                   1996      1995      1996       1995
                                                  ------     ----     ------     ------
          Revenues..............................  $1,234     $782     $3,101     $2,542
          Loss from operations before income
            taxes...............................    (422)    (532)    (1,054)    (1,244)

     Because Penril expects to retain the tax benefits associated with the discontinued operation, no income tax benefit has been recorded for any year.

     The loss from operations for the first nine months of fiscal 1996 was included in the loss on disposal of discontinued operations in fiscal 1995.

                PENRIL DATACOMM NETWORKS, INC. AND SUBSIDIARIES

     Net assets of the discontinued operations consist of the following (in thousands):

                                                                   APRIL 30,     JULY 31,
                                                                     1996          1995
                                                                   ---------     --------
          Current assets.........................................   $ 3,591       $ 2,784
          Current liabilities....................................    (1,055)         (650)
                                                                     ------        ------
          Net current assets.....................................     2,536         2,134
          Property, plant and equipment, net.....................       304           375
          Other non-current tangible assets, net.................        36            22
          Non-current liabilities................................        (6)          (10)
                                                                     ------        ------
          Net tangible assets....................................     2,870         2,521
          Intangible assets, net.................................       205           255
                                                                     ------        ------
                                                                      3,075         2,776
          Estimated loss on disposal.............................      (347)       (1,400)
                                                                     ------        ------
                                                                    $ 2,728       $ 1,376
                                                                     ======        ======

     4. In August 1995, Henry D. Epstein, Chairman, exercised 25,000 Class E warrants issued in October 1992. These warrants were issued with a per share exercise price of $3.625, the fair market value of Penril's common shares on the date the warrants were issued. Mr. Epstein exercised the warrants by remitting 12,719 shares with a fair market value of $7.125 per share on the date of the exercise.

     On December 13, 1995, Penril adopted the 1995 Long-Term Stock Option Incentive Plan (the "1995 Plan") to replace the 1986 Incentive Plan which expires on October 8, 1996. The stockholders of Penril approved the 1995 Plan at the Annual Meeting held April 10, 1996. Under the 1995 Plan, which will terminate December 13, 2005, awards may be granted to key employees of Penril and its subsidiaries in one or more of the following forms: (i) Non-qualified stock options; (ii) Incentive Stock Options; and (iii) Restricted Stock Awards. The option price of shares of Common Stock will not be less than 100% (110% in the case of Incentive Stock Options granted to optionees holding more than 10% of the voting stock of the Company at the date of grant) of the fair market value of shares of Common Stock on the date of grant. No option will be exercisable more than ten years (five years in the case of Incentive Stock Options granted to optionees holding more than 10% of the voting stock of the Company on the date of grant) from the date it is granted. Penril has reserved 1,000,000 shares for issuance under the 1995 Plan.

     5. On March 15, 1996 Penril amended the credit agreement with its principal bank. The new agreement provides for a maximum working capital facility of $5,500,000 with borrowings based on qualified accounts receivable and secured by substantially all Penril's assets. Interest accrues at the bank's prime rate plus 2% with a commitment fee of 3/8% assessed on the unused portion of the facility. In the event the facility is cancelled prior to its expiration, there is a fee due the bank equal to 3% of the total facility. The agreement expires March 31, 1997. As of April 30, 1996, the Company had $5,412,000 available of which Penril had utilized $4,090,000.

     As of March 7, 1996, Penril had repaid all outstanding term debt with its principal bank.

     Subsequent to April 30, 1996, Penril repaid all outstanding subordinated debt of $805,000. This amount was included in the current portion of long-term debt as of April 30, 1996.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth expenses in connection with the issuance of the Common Stock being registered. All of the amounts shown are estimates, except the registration fee:

    SEC registration fee........................................................  $8,509
    Listing fee.................................................................       *
    Accounting fees and expenses................................................       *
    Legal fees and expenses.....................................................       *
    Blue Sky fees and expenses..................................................       *
    Printing expenses...........................................................       *
    Miscellaneous...............................................................       *
                                                                                  -------
                                                                                       -
      Total.....................................................................       *
                                                                                  ========

- ---------------

* To be filed by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") permits the indemnification of the directors and officers of the Company. The By-laws of the Company do not contain any provisions on indemnification.

     The Company's Certificate of Incorporation provides for the indemnification of directors and officers and employees of the Company, and persons who serve or served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred with respect to any action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions set forth in the Certificate of Incorporation do not preclude the indemnification of, and advancement of expenses to, any other person to whom the Company has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The right to indemnification conferred in the Certificate of Incorporation is a contract right and shall include the right to have paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Company maintains insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such expense, liability or loss, whether or not the Company would have the power or the obligation to indemnify such person against such expense, liability or loss under state law or under the terms of the Certificate of Incorporation. Each director of the Company will enter into an indemnification agreement with the Company (the "Indemnification Agreements"). The Indemnification Agreements will provide that, subject to certain exclusions, the Company will indemnify each director against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding to which such director is or is threatened to be made a party by reason of his position as an officer or director of the Company or who serves or served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent of the highest and most advantageous of the indemnification provisions set forth in the Company's Certificate of Incorporation, the Company's By-laws, the DGCL, the laws of the jurisdiction under which the Company exists, the terms of any liability insurance or any other benefits available to such director.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

     *2.1   Form of Distribution Agreement dated as of           , 1996 between Access Beyond,
            Inc. (the "Company") and Penril DataComm Networks, Inc. ("Penril")
     *2.2   Plan and Agreement of Merger dated as of June 16, 1996, as amended August 5, 1996, among Penril, Bay Networks, Inc. and Beta Acquisition Corp.
     *3.1   Restated Certificate of Incorporation of the Company.
     *3.2   By-Laws of the Company.
      *5.   Opinion of Benesch, Friedlander, Coplan & Aronoff P.L.L.
      *8.   Opinion of Benesch, Friedlander, Coplan & Aronoff P.L.L. as to tax matters.
    *10.1   Employment Agreement, dated as of           , 1996, between the Company and
            Richard D. Rose.
    *10.2   Employment Agreement, dated as of           , 1996, between the Company and Ronald
            A. Howard.
    *10.3   Consulting Agreement dated as of           , 1996, between the Company and
            Ideonics.
    *10.4   Technology License Agreement, dated as of           , 1996 between Penril and the
            Company.
    *10.5   Development and License Agreement dated as of June 16, 1996 between Bay Networks,
            Inc. and Penril, on behalf of the Company.
    *10.6   Indemnification Agreement dated as of           , 1996 between Penril and the
            Company.
    *10.7   Sublease Agreement, dated as of           , 1996 between the Company and Penril.
    *10.8   Form of the Company's 1996 Long-Term Incentive Plan.
    *10.9   Form of the Company's 1996 Non-Employee Directors' Stock Option Plan.
   *10.10   Form of Transitional Services Agreement dated as of           , 1996 between the
            Company and Penril.
     *21.   List of Subsidiaries of the Company.
     23.1   Consent of Deloitte & Touche LLP.
    *23.2   Consent of Benesch, Friedlander, Coplan & Aronoff P.L.L. (contained in its
            Opinions filed as Exhibit 5 and 8 hereto).
      24.   Powers of Attorney for the Company (set forth on page II-4).
     99.1   Consent of Director-Elect - Arthur Samberg
     99.2   Consent of Director-Elect - Barbara Perrier
     99.3   Consent of Director-Elect - John Howard

- ---------------

*To be filed by amendment.

     (b) Financial Statement Schedule -- None

         All schedules specified under Regulation S-X for the Company have been omitted because they are either not applicable, not required or because the information required is included in the consolidated financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF GAITHERSBURG, STATE OF MARYLAND, ON AUGUST 23, 1996.

                                            ACCESS BEYOND, INC.

                                            By: /s/ RICHARD D. ROSE

                                            Name: Richard D. Rose

                                            Its: Chief Financial Officer and
                                                 Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENCE, that each person whose signature appears below constitutes and appoints Ronald A. Howard, Henry D. Epstein and Richard D. Rose, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.

               NAME                                   TITLE                          DATE
- -----------------------------------  ----------------------------------------  ----------------
        /S/ HENRY D. EPSTEIN         Chairman of the Board and President       August 23, 1996
- -----------------------------------
         Henry D. Epstein
        /S/ RONALD A. HOWARD         Executive Vice President and Director     August 23, 1996
- -----------------------------------
         Ronald A. Howard
                                     Director                                  August   , 1996
- -----------------------------------
         Michael H. Newlin
         /S/ RICHARD D. ROSE         Chief Financial Officer and Secretary     August 23, 1996
- -----------------------------------
          Richard D. Rose